UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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2021 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
THE ANNUAL MEETING OF STOCKHOLDERS OF GROUPON, INC. WILL BE HELD
June 15, 2021 | 10:00 am Central Time
Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601

NASDAQ: GRPN / ir@groupon.com

LETTER FROM THE
CHAIRMAN
Dear Stockholder:
I am pleased to invite you to attend the Annual Meeting of Stockholders of Groupon, Inc., which will be held at Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601 on June 15, 2021 at 10:00 a.m. Central Time. Doors will open at 9:30 a.m. Central Time.
The attached Notice of Annual Meeting of Stockholders and proxy statement contain details of the business to be conducted at the Annual Meeting.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.
We urge you to read the accompanying proxy statement carefully and to vote "FOR" the director nominees proposed by the Board of Directors, "FOR" the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021 and "FOR" the advisory approval of our Named Executive Officer compensation in accordance with the recommendations of the Board of Directors. On behalf of the Board of Directors, I would like to express our appreciation for your interest in Groupon.
Sincerely,
Theodore Leonsis
Chairman of the Board

Groupon Proxy Statement and Notice of 2021 Annual Meeting

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
June 15, 2021 | 10:00 am Central Time
Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601
Due to concerns relating to the public health impact of the novel coronavirus ("COVID-19") outbreak, we are monitoring developments and the related recommendations and protocols issued by public health authorities and federal, state and local governments. If we determine that it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. We will announce any such change and details on how to participate by press release, which will be available on our website at investor.groupon.com and filed with the Securities and Exchange Commission (“SEC”) as additional proxy materials. For any person who attends the Annual Meeting, we will require social distancing and mask wearing, and we may require additional CDC recommended practices or Company policies designed to eliminate the risk of spread of COVID-19.
ITEMS OF BUSINESS
•To elect eight directors from the nominees named in this proxy statement.
•To ratify the selection of Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for fiscal year 2021.
•To conduct an advisory vote to approve our named executive officer compensation, as described in this proxy statement.
•To transact other business that may properly come before the Annual Meeting.
Record Date
April 21, 2021 (the "Record Date"). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
Admission
If you are a record holder, you must provide identification, and if you hold your shares through a broker, bank or other nominee, you must also provide proof of ownership.
Proxy Voting
IMPORTANT: Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card will save the expenses and efforts of additional solicitation. If you wish to vote by mail, we have enclosed an addressed envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting, as your proxy is revocable at your option as described in the proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 15, 2021. We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. We will mail a Notice of Internet Availability of Proxy Materials to certain of our stockholders. This Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Groupon Proxy Statement and Notice of 2021 Annual Meeting

By order of the Board of Directors,
Dane Drobny
General Counsel and Corporate Secretary
Chicago, Illinois
April 28, 2021
The date of this proxy statement is April 28, 2021, and it is first being delivered to stockholders on or about April 28, 2021.

Groupon Proxy Statement and Notice of 2021 Annual Meeting

Groupon Proxy Statement and Notice of 2021 Annual Meeting

BUSINESS HIGHLIGHTS
Business Summary
Groupon, Inc. ("Groupon") is a global, scaled two-sided marketplace that connects consumers to merchants. Consumers access our marketplace through our mobile applications and our websites, which are primarily localized groupon.com sites in many countries. We operate in two segments, North America and International, and historically we have operated in three categories, Local, Goods and Travel. Our mission is to be the destination where consumers discover fun things to do and local businesses thrive. For our customers, this means giving them an amazing selection of experiences at great values. For our merchants, this means making it easy for them to partner with Groupon and reach millions of consumers around the world. In the last decade Groupon has helped save consumers more than $35 billion and pumped more than $25 billion into local communities, as we’ve helped tens of thousands of small businesses grow and become part of the fabric of the places and people they serve.1 For additional information regarding our strategy and the impact of COVID-19 on our business, see "Compensation Discussion & Analysis - Business Summary and Financial Results, "— 2020 Executive Compensation Highlights."
Reverse Stock Split
Effective June 10, 2020, we amended our restated certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-20 shares. Every 20 shares of issued and outstanding common stock were combined and converted into one (1) issued and outstanding share of common stock. The number of authorized shares of common stock was reduced proportionately. All share numbers and per share prices in this proxy statement have been adjusted to reflect the reverse stock split.
Human Capital Management
We believe attracting and retaining global talent is key to our success. Our Chief People Officer, together with our Chief Executive Officer and Chief Administrative Officer, are responsible for developing and executing our human capital strategy, with oversight of the Board and Board committees. This includes the recruitment, development, and retention of talent to support our operations and execute our strategy and the design of our employee compensation and benefit programs.
Key areas of our focus include:
Diversity, Equity and Inclusion. Diversity, equity and inclusion is important to all aspects of our business, and particularly vital to attracting, developing and retaining employees from underrepresented groups. We believe that by building a global team of employees who have diverse experiences, backgrounds, skills and perspectives, we will be able to better support our employees, merchants and customers. We have established multiple internal diversity and inclusion resources that allow employees to engage on important issues. Some of these resources include business resource groups and resource action groups (Listen, Learn, Mobilize, and Support) that are focused on the Black Lives Matters movement. In addition to these resources, we invest in our mentoring and leadership programs as well as other events that are specifically focused on nurturing the professional development of our diverse employees, showcasing growth opportunities within Groupon, and providing them with unique tools and experiences they need to thrive at Groupon.
Workplace Culture and Values. To support talent development, we offer training and development programs supporting our ethics, workplace culture and managers. For example, we require our employees to complete unconscious bias training and Code of Conduct training. In addition, all managers must complete Respect In the Workplace Training. We also offer various other training programs to employees, such as Change & Resilience, Managing Through Change, FS90 (leader habits and manager expectations for new leaders) and Authentic Allyship Workshops. We also encourage internal referrals and postings for open roles and partner with organizations in order to proactively recruit more candidates from diverse backgrounds.
Social Responsibility. Social responsibility is important at Groupon, and we empower our employees to volunteer and participate in the communities in which we operate and live. We believe thriving local communities are good for everyone. Further, our efforts in this area support the success of our core Local businesses. We provide numerous opportunities for our employees to volunteer with causes they care about throughout the year and support local communities through our platform and community development efforts.
1 As of December 31, 2020
1 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

CORPORATE GOVERNANCE AT GROUPON
Election of Directors
As stockholders, you have the right to elect our Board of Directors (the "Board"). The Board is nominating eight nominees for election. Information to inform your vote is set forth below:
•Groupon Corporate Governance Principles & Highlights
•Board of Director Biographies
•How the Board is Selected and Evaluated
•How the Board is Organized and Governs
•How to Communicate with the Board
•Director Compensation
Groupon Corporate Governance Principles & Highlights
We believe our corporate governance practices promote the long-term interests of our stockholders, as well as maintain internal checks and balances, strengthen management accountability, engender public trust and foster responsible decision making and accountability. We regularly evaluate our corporate governance practices and policies in order to maintain a strong governance framework designed to meet these goals. In addition, our Nominating and Corporate Governance Committee ("Nominating Committee") periodically reviews evolving legal and regulatory developments and governance best practices to determine those that it believes will best serve the interests of our stockholders. Highlights of our corporate governance framework include:
Board of Directors
•All current members of the Board of Directors are independent
•Directors have diverse experience, including e-commerce and technology, marketing and advertising, investment, finance and accounting, M&A, international and public company service
•38% of Board of Directors comprised of women
•Independent directors meet regularly without management present
•Audit, Compensation and Nominating Committees comprised entirely of independent directors
•Director stock ownership and holding guidelines
Stockholder Voting
•Annual director elections; no classified board
•Single class of voting common stock
•Directors may be removed with or without cause
•No super-majority requirements to approve mergers or other business combinations or charter amendments
•Annual Say on Pay vote (72% "FOR" in 2020)
Audit & Risk Oversight
•Two members of the Audit Committee are audit committee financial experts under SEC rules
•Enterprise Risk Management program
2 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

BOARD OF DIRECTORS
Board of Directors Biographies
The Board is nominating eight nominees for election. Information about the professional backgrounds, qualification and other board memberships of our nominees is set forth below.

Theodore Leonsis Chairman of the Board Independent Director Chair, Nominating Committee Member, Executive Committee
Experience
•Groupon Director (2009-present); Chairman of the Board (2020-present); Lead Independent Director (2015-2019); Chairman of the Board (2013-2015); Office of the Chief Executive (2013); Vice Chairman (2011-2013)
•Chairman and Chief Executive Officer of Monumental Sports & Entertainment, LLC, a sports and entertainment company that owns the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics and the Verizon Center in Washington, D.C. (2009-present)
•Mr. Leonsis served as Vice Chairman Emeritus at AOL, LLC, and in a number of executive positions including Vice Chairman and President, AOL Audience Business (1993-2006)
•Co-founder and partner, Revolution Growth Fund II, a private investment firm
•Director, American Express Co. (NYSE: AXP)
•Director of several private internet and technology companies and charitable organizations
Other
•National Museum of African American History and Culture, Member of Museum Council

Qualifications
•Technology / E-commerce
•Marketing / Advertising
•International
•Audit / Finance
Mr. Leonsis brings to the Board in-depth experience in digital businesses and innovative approaches, as well as expertise in identifying business opportunities and driving new strategies based on changing technologies, social media and the Internet.

3 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Michael Angelakis Independent Director Member, Audit Committee
Experience
•Groupon Director since 2016 (elected pursuant to the terms of an Investment Agreement, dated as of April 3, 2016, between Groupon and A-G Holdings, L.P., an affiliate of Atairos)
•Atairos Management, L.P., Chairman and Chief Executive Officer (2016-present)
•Comcast Corporation (NASDAQ:CMCSA), senior advisor to the Executive Management Committee; former Vice Chairman and Chief Financial Officer
•Former Managing Director and a member of the Management and Investment Committees of Providence Equity Partners, a private equity firm investing in technology, media and communications companies
•Former senior executive roles in the media and telecommunications industries, including Chief Executive Officer of State Cable TV Corporation and Chief Executive Officer of Aurora Telecommunications; former Vice President at Manufacturers Hanover Trust Company
•Director, Hewlett Packard Enterprise Company (NYSE: HPE)
•Director, TriNet Group, Inc. (NYSE: TNET)
•Director, ExxonMobil (NYSE: XOM)
•Former Director, Duke Energy Corporation (NYSE: DUK) (2015-2017)
•Director of several private communications and technology companies
Other
•Former Chairman of the Board, Federal Reserve Bank of Philadelphia
•Former Trustee, Babson College

Qualifications
•Technology / E-commerce
•Public Company CFO
•International
•Audit / Finance
Mr. Angelakis brings to the Board extensive investment, financial and managerial experience and leadership gained through his senior management roles in the media and telecommunications industries, including as the chief financial officer of a public company, as well as experience as a director of other public companies.

4 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Peter Barris Independent Director Chair, Compensation Committee
Experience
•Groupon Director since 2008 (originally appointed to the Board pursuant to a general voting agreement, which terminated as a result of our initial public offering)
•New Enterprise Associates, a global venture capital fund investing in technology and healthcare, Chairman and General Partner (2017-present); Managing General Partner (1999-2017)
•Director, Sprout Social, Inc. (NASDAQ: SPT)
•Director of several private internet and technology companies and charitable organizations
Other
•Northwestern University, Vice Chairman of the Board of Trustees
•Tuck School Private Equity and Entrepreneur Center, Member of the Board of Directors
Qualifications & Skills
•Technology / E-commerce
• International
• Audit / Finance
Mr. Barris brings to the Board sophisticated knowledge of information technology companies that includes investments in more than 25 information technology companies that have completed public offerings or successful mergers as well as experience serving as a director of several public companies.

Robert Bass Independent Director Chair, Audit Committee Member, Compensation Committee
Experience
•Groupon Director since 2012
•Deloitte & Touche LLP, a global firm providing audit, consulting, tax and advisory services; Vice Chairman (2006-2012); Partner (1982-2012); specializing in e-commerce, mergers and acquisitions, SEC filings and related issues
•Director and chairman of the audit committee of Redfin Corporation (NASDAQ: RDFN)
•Director and chairman of the audit committee of Apex Tool Group, LLC
•Trustee and chairman of the audit committee of Blackstone GSO Secured Lending Fund
•Director nominee of Revolution Acceleration Acquisition Corp. II
•Former Director and chairman of the risk and audit committee, Sims Metal Management (ASX: SGM.AX) (2013-2018)
•Former director and chairman of the audit committee of NewPage Corporation (2013-2015)
Other
•Certified public accountant licensed in New York and Connecticut
•Member of the American Institute of Certified Public Accountants and the Connecticut State Society of Certified Public Accountants
Qualifications & Skills
•Technology / E-commerce
•International
•Audit / Finance
Mr. Bass brings to the Board a wealth of experience and knowledge of public company financial reporting and accounting, including with respect to companies in the e-commerce sector, and his experience at the highest levels of a Big Four accounting firm is an invaluable resource to the Board in its oversight of the Company’s financial statements and SEC filings.

5 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Eric Lefkofsky Independent Director Chair, Executive Committee
Experience
•Groupon co-founder; Chairman of the Board (2015-2020); Director and Chief Executive Officer (2013-2015); Office of the Chief Executive (2013); Executive Chairman (2008-2013)
•Founder and CEO at Tempus, a leading provider of technology-enabled precision medicine solutions
•Co-founder and managing partner of Lightbank, LLC, a private investment firm specializing in information technology companies
•Co-founder of Echo Global Logistics, Inc. (NASDAQ: ECHO), a technology-enabled transportation and logistics outsourcing firm
•Co-founder of InnerWorkings, Inc. (formerly NASDAQ:INWK), a global provider of managed print and promotional solutionsEarly investor in Uptake Technologies, a leading predictive analytics platform
Other
•Lurie Children’s Hospital, Chicago, TrusteeSteppenwolf Theatre, Chicago, Chairman of the Board of Trustees
•Art Institute of Chicago, Trustee
•Museum of Science and Industry, Chicago, Trustee
•World Business Chicago, Member of the Board of Directors
•University of Chicago Booth School of Business, Adjunct Professor
Qualifications
•Technology / E-commerce
•Marketing / Advertising
•Public Company CEO
•International
•Audit / Finance
Mr. Lefkofsky brings to the Board an in-depth knowledge and understanding of the Company's business and operations, as one of its founders and former Chief Executive Officer, as well as expertise gained through experience as a leading entrepreneur and innovator in the technology industry.

6 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Valerie Mosley Independent Director Member, Audit Committee Member, Nominating Committee
Experience
•Groupon Director since April 2020
•Founder, Chairwoman and Chief Executive Officer of Valmo Ventures, LLC, a Massachusetts-based advisory and investment firm (2011-present)
•Founder, WorthWealth, a technology platform focused on financial wellness
•20-year career as partner, senior vice president and investment strategist at Wellington Management Company, LLP
•Director, Envestnet, Inc. (NYSE:ENV) and DraftKings Inc. (NASDAQ:DKNG)
•Trustee, Eaton Vance Mutual Fund Family
•Former Director, Dynex Capital, Inc. (NYSE:DX)
•Former Director, Progress Investment Management Company

Other
•Board Member, Investment Advisory Committee of the NY State Common Retirement Fund
•Senior Advisor, MIDA
•Board Member, New Profit

Qualifications
•Public Investment / Portfolio Management
•Audit / Finance
Ms. Mosley brings to the Board in-depth experience in investment management and strategy, as well as experience serving as a director of several public companies. In addition, her experience on other boards gives her insight into corporate governance and operational best practices.

Helen Vaid Independent Director Member, Compensation Committee
     Experience
•Groupon Director since April 2020
•Global Chief Customer Officer at Pizza Hut, a subsidiary of Yum! Brands, Inc. (2016-present)
•Vice President, Digital Store Operations & Experience (2015-2016) and Vice President, Customer Experience, Web & Mobile (2013-2015) at Wal-Mart

Qualifications
•Technology / E-commerce
•Marketing /Advertising
•International
Ms. Vaid brings to the Board significant expertise in digital and technology systems and consumer products, with more than 20 years of extensive marketing, E-commerce brand management and leadership experience. Her knowledge of direct-to-consumer e-commerce is a valuable resource for our Board.

7 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Deborah Wahl Independent Director Member, Nominating Committee
Experience
•Groupon Director since 2017
•Chief Marketing Officer of General Motors Company (NYSE: GM) (2019-present); Chief Marketing Officer of Cadillac, a brand of General Motors Company (2018-present)
•Chief Marketing Officer of McDonald’s Corporation (NYSE: MCD) (2014-2017)
•Chief Marketing Officer of PulteGroup, Inc. (NYSE: PHM), a homebuilding company (2009-2014)
•Marketing leadership roles at Chrysler LLC, Toyota Motor Corporation (NYSE: TM), and Ford Motor Company (NYSE: F)
•Director, media software company Mediaocean

Other
•Vice Chair, Association of National Advertisers

Qualifications
•Technology / E-commerce
•Marketing / Advertising
•International
Ms. Wahl brings to the Board substantial experience in brand and consumer marketing gained from chief marketing officer and other leadership positions at several public companies.

Director Nominee Qualifications and Experience
The chart below identifies certain skills and qualifications our director nominees bring to the Board, based on areas we believe are important to our success. We believe the combination of the skills and qualifications shown below demonstrates how our Board is well positioned to provide effective oversight and strategic advice to our management. We believe the categories of skills and qualifications highlighted below are particularly relevant to the oversight of our global e-commerce business. The skills and qualifications of our individual directors are described in greater detail above.
Skills & Experience

Audit / Finance	■■■■■■
Public Investment / Portfolio Management	■
International	■■■■■■■
Public Company CFO / CEO	■■
Marketing / Advertising	■■■■
Technology / E-Commerce	■■■■■■■

8 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

BOARD SELECTION AND EVALUATION
Director Independence
Our Corporate Governance Guidelines provide that a majority of our directors will be independent, based on the listing standards of NASDAQ as well as the Board's determination that the director does not have a relationship with Groupon management that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out director responsibilities.
Based on the review and recommendation by the Nominating Committee, the Board analyzed the independence of each current director and each director who served on the Board during 2020 and determined that Messrs. Angelakis, Barris, Bass, Lefkofsky and Leonsis, and Mses. Mosley, Vaid and Wahl and Ann Ziegler meet the standards of independence under our Corporate Governance Guidelines and applicable NASDAQ listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. Mr. Rich Williams, our former Chief Executive Officer ("CEO"), was not an independent director while serving on the Board during a portion of 2020.
In particular, in making its determinations with respect to director independence, the Board considered Mr. Lefkofsky's status as a co-founder and significant stockholder of the Company, as well as his service to the Company in the Office of the Chief Executive from February 2013 to August 2013, and CEO from August 2013 to November 2015. Under applicable NASDAQ rules, Mr. Lefkofsky may be considered independent if the Board concludes that his relationship with the Company, including his former employment as an executive officer, would not interfere with his exercise of independent judgment in carrying out his responsibilities as director. After considering that Mr. Lefkofsky had not served as an executive officer or employee of the Company during the past five years and the other factors set forth above, the Board concluded that Mr. Lefkofsky is an independent director in accordance with the applicable NASDAQ rules.
Procedures for Nominating Directors; Board Composition
The Nominating Committee reviews with the Board the appropriate set of characteristics, skills and experiences for the Board as a whole, with the objective of having a Board that can best help drive the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience. In evaluating its overall composition, our Board and Nominating Committee take into account many factors, including: general understanding of marketing, finance and other disciplines relevant to the Company's industry or the success of a large publicly traded company in today’s business environment; operational and senior leadership experience; needs and strategy of the Company relative to the overall composition of our Board; understanding of our business and technology; independence; and diversity of background, skills and experience. The Nominating Committee regularly engages in ongoing board composition planning to assure that our Board continues to maintain an appropriate mix of skills and experiences to provide fresh perspectives and effective oversight and guidance to management, while leveraging the institutional knowledge and historical perspective of our longer-tenured directors.
The Nominating Committee reviews the skills and qualifications of each candidate for nomination to the Board. The Nominating Committee considers candidates that are suggested by members of the Board, as well as management, our stockholders and any director search firm retained by the Board or the Nominating Committee. In evaluating a candidate, the Nominating Committee considers, among other things: educational and professional background; personal accomplishments; potential conflicts of interest; whether he or she also brings specific skills or expertise in areas that the Board has identified as desired; and whether he or she possesses personal attributes and diverse experiences that will contribute to the effective functioning of the Board as a whole. In addition, characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board.
In the past several years, we have made a number of changes to our Board bringing significant strategic, operational, advertising, technology, investment and consumer marketing experience as well as additional gender diversity to our Board. Most recently in April 2020, we added Valerie Mosley and Helen Vaid as independent directors.
The Nominating Committee assesses the effectiveness of its efforts to maintain an effective Board through the Board self-evaluation process and in the course of its regular responsibilities, which include annually:
•reporting to our Board on the performance and effectiveness of the Board;
•presenting to our Board individuals recommended for election to the Board at the annual stockholders meeting; and
•obtaining or performing an assessment of the Committee’s own performance.
9 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

The Nominating Committee will consider stockholders' recommendations for candidates for the Board using the same criteria described above. The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate's willingness to serve if elected, and evidence of the nominating stockholder's ownership of Company stock should be sent to the attention of Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. A stockholder who wishes to formally nominate a candidate must follow the procedures described in Section 2.4 of our Bylaws.

10 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

HOW THE BOARD IS
ORGANIZED AND GOVERNS
Board and Executive Leadership
The Board does not have a policy as to whether the Chairman should be an independent director or a member of management. At this time, Mr. Leonsis, an independent director, serves as Chairman of the Board, a role he has held since June 2020.
Our Board believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while enabling the Chairman to facilitate our Board's oversight of management, promote communication among management, our Board, and our independent directors, and support our Board’s consideration of key governance and risk oversight matters. The Board believes its programs for overseeing risk, as described below under "Risk Oversight," would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.
Risk Oversight
Our Board of Directors, either directly or through its committees, exercises oversight of strategic risks to the Company, including operational, financial, compliance, legal, strategic, reputational, governance and succession planning. Key features of our risk oversight practices include:
•Management periodically reports on areas of potential risk to our Board or the relevant committee, which provides guidance, as appropriate, on risk tolerance, assessment and mitigation.
•The Audit Committee reviews and assesses the Company's processes to manage business, financial and related reporting, and compliance risks. It also reviews the Company's policies for risk assessment, risk management and assesses the steps management has taken to control significant risks.
•The Audit Committee oversees risks pertaining to cybersecurity. Protecting our systems, networks, data and confidential information is a priority at Groupon. As part of our cybersecurity program we employ security practices to protect and maintain the systems located at our data centers and hosting providers (including as we migrate our public-facing websites and applications and our back-end business intelligence systems to the cloud), invest in intrusion and anomaly detection tools and engage third-party security firms to test the security of our websites and systems. In addition, we regularly evaluate and assess our systems and the controls, processes and practices to protect those systems and also conduct penetration testing against our own systems. Our Vice President, Information Security, who reports directly to our Chief Technology Officer and leads the team responsible for our cybersecurity program, strategy, policies and practices, regularly reports to the Audit Committee on the state of our cybersecurity program and provides updates on cybersecurity matters. In addition, we typically conduct an annual cybersecurity review with our Board of Directors.
•The Compensation Committee oversees risks relating to compensation programs and policies to ensure that our compensation programs do not encourage unnecessary risk-taking.
•The Nominating Committee oversees risks relating to our governance structure.
•The Executive Committee oversees risks relating to our actions in response to the impact of the COVID-19 global pandemic.
•Each committee charged with risk oversight reports to the Board on such matters.
Corporate Governance Guidelines and Committee Charters
Our Corporate Governance Guidelines and the charters of the Audit Committee, the Compensation Committee and the Nominating Committee describe our governance framework. The Corporate Governance Guidelines and committee charters are intended to ensure our Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. Our Corporate Governance Guidelines also are intended to align the interests of directors and management with those of our stockholders, and comply with or exceed the requirements of NASDAQ and applicable law. They establish the practices our Board follows with respect to such issues as:
•Board composition and member selection;
11 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

•Board meetings and involvement of senior management;
•CEO performance evaluation;
•Management succession planning;
•Board committees; and
•Director compensation.
Pursuant to the Corporate Governance Guidelines, the Board conducts self-evaluations to annually assess its adherence to the Corporate Governance Guidelines and committee charters and to identify opportunities to improve Board performance. The Board regularly reviews our Corporate Governance Guidelines and committee charters and updates them as necessary to reflect changes in regulatory requirements and evolving oversight practices.
Meetings and Meeting Attendance
Our Board holds regularly scheduled quarterly meetings and also holds special meetings or acts by unanimous written consent as necessary. Our Board met eight times during 2020.
All of our directors attended 75% or more of the aggregate of all Board meetings and meetings of the committees on which they served during the last fiscal year. We do not maintain a formal policy regarding director attendance at stockholder meetings. None of our directors attended the 2020 Annual Meeting.
Board Committees
Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The Board also established an Executive Committee in March 2020. Each committee is comprised entirely of independent directors, and each of the Audit Committee, Compensation Committee and Nominating Committee operates pursuant to a written charter. The table below provides the membership for each of the Board committees.

Director	Audit (1)	Compensation	Nominating(2)	Executive (1)
Michael Angelakis	■
Peter Barris		Chair		■
Robert Bass	Chair	■
Eric Lefkofsky				Chair
Ted Leonsis			Chair	■
Valerie Mosley	■		■
Helen Vaid		■
Deborah Wahl			■
(1) Ann Ziegler resigned from the Board in October, 2020, and was replaced by Peter Barris on the Executive Committee and Valerie Mosley on the Audit Committee.
(2) Valerie Mosley replaced Ann Ziegler on the Nominating Committee in June 2020.
Below is a description of each standing committee. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.
Audit Committee
The Audit Committee assists our Board in overseeing the quality and integrity of our accounting, auditing and reporting practices. The Committee’s role includes:
•overseeing the work of our accounting function and internal controls over financial reporting;
•overseeing internal audit processes;
•inquiring about significant risks, reviewing our policies for risk assessment and risk management, including cybersecurity risks, and assessing the steps management has taken to control these risks; and
•reviewing compliance with significant applicable legal and regulatory requirements.
The Audit Committee is responsible for the appointment, compensation, retention, review and oversight of the independent registered public accounting firm engaged to issue audit reports on our consolidated financial statements and internal control over financial reporting. The Committee relies on the expertise and knowledge of management and the independent registered public accounting firm
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in carrying out its oversight responsibilities. The Audit Committee Charter describes the Committee’s specific responsibilities. The Board has determined that each Committee member (including any director who served as a member during any portion of 2020) has sufficient knowledge in financial and auditing matters to serve on the Committee and that each of Robert Bass and Michael Angelakis is an "audit committee financial expert" as defined by SEC rules.
The Audit Committee met six times in 2020.
Compensation Committee
The primary responsibilities of the Compensation Committee are to:
•assist our Board in establishing the annual goals and objectives relevant to the compensation of the CEO;
•evaluate and approve the compensation of the CEO;
•oversee compensation of directors;
•evaluate and approve the compensation of the Company’s other executive officers;
•oversee and advise our Board on the adoption of policies that govern executive officer compensation programs and other compensation-related polices;
•oversee plans for executive officer development and succession;
•oversee administration of our equity and incentive plans, policies, practices, and programs; and
•authorize grants of equity compensation awards under our stock plan.
As permitted by law and pursuant to the terms of the Groupon, Inc. 2011 Incentive Plan (the "2011 Incentive Plan"), the Committee may delegate to certain persons, including the CEO, the authority to make equity compensation grants to employees who are not executive officers.
Our CEO and senior members of our Human Resources department, including our Chief People Officer, and Senior Director, Compensation and Benefits, are responsible for providing recommendations to the Compensation Committee regarding our executive compensation program. None of our executives participates in Compensation Committee deliberations relating to his or her own compensation. To evaluate each senior officer’s overall compensation, the Compensation Committee reviews total direct and indirect compensation details prepared by management and other information deemed appropriate and advisable by the Compensation Committee.
The Compensation Committee Charter describes the specific responsibilities and functions of the Compensation Committee. See "Compensation Discussion & Analysis" for more information about the Committee’s role and responsibilities.
The Compensation Committee met nine times in 2020.
Nominating Committee
The principal responsibilities of the Nominating Committee are to:
•determine and recommend director nominees for election to our Board;
•identify and recommend candidates to fill director vacancies occurring between annual stockholder meetings;
•review the composition of Board committees;
•annually evaluate the performance and effectiveness of the Board; and
•monitor adherence to, review, and recommend changes to our Corporate Governance Guidelines.
The Nominating Committee Charter describes the specific responsibilities and functions of the Committee.
The Nominating Committee met seven times in 2020.
Executive Committee
In March 2020, our Board established an Executive Committee to facilitate Board oversight and actions in response to the impact of COVID-19 on our business and oversee our Interim Chief Executive Officer and management in the execution of our strategy in light of
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a rapidly changing environment. The Executive Committee may, to the fullest extent permitted by applicable law, exercise all the powers and authority of the Board in the management of the business and affairs of our Company.

14 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

HOW TO COMMUNICATE
WITH THE BOARD
Stockholder Engagement
We recognize the value of stockholder feedback, and our relationship with our stockholders is an integral part of our corporate governance practices. We conduct stockholder outreach throughout the year to engage on issues that are important to our stockholders and to understand their perspectives on a variety of matters, including executive compensation, corporate governance matters, corporate strategy and financial performance.
In particular, in advance of the Annual Meeting, we have reached out to many of our largest stockholders in order to obtain their feedback regarding our executive compensation program and corporate governance policies and practices. We spoke with several stockholders as a result of this outreach and heard from several other stockholders that they did not have questions or concerns that required further engagement. During these stockholder engagement meetings, we discussed a variety of matters, including the impact of the COVID-19 pandemic on our business and compensation program, elements and structure of our executive compensation program, the performance-based compensation of our CEO and other members of senior management, the performance metrics applicable to our cash and equity incentive awards, multi-year vesting for PSUs, our equity usage, our Board composition, stockholders' consideration of ESG (environmental, social and governance) matters including diversity, our updated corporate website disclosures and the effectiveness of our disclosure overall. We have taken into account the input and feedback of our stockholders in recent years in making changes to our executive compensation program, including, for example, when implementing multi-year vesting for PSU awards and considering performance metrics for our performance-based compensation. In addition, based in part on stockholder feedback, we have continued to revise our disclosure over the past several years in order to improve its effectiveness, including increasing proxy statement disclosure regarding our director skills and qualifications, Board risk management (including relating to cybersecurity) and executive compensation program, enhancing the design of our proxy statement and updating our corporate website disclosure.
In addition to the annual engagement described above, we also communicate with our stockholders through a number of routine forums, including quarterly earnings calls, SEC filings, our annual report and proxy statement, our annual meeting of stockholders, investor meetings and conferences, our Investor Relations site, and the Groupon blog. As appropriate, we relay stockholder feedback and trends on corporate governance developments to our Board and its committees and work with them to both enhance our governance practices and strengthen our disclosures.
We expect to continue this program of stockholder engagement during 2021.
Investor Relations Website
If you would like additional information about our corporate governance practices, you may view the following documents at investor.groupon.com:
•Audit Committee Charter
•Compensation Committee Charter
•Nominating Committee Charter
•Corporate Governance Guidelines
•Code of Conduct
We will provide any of the foregoing information without charge upon written request to the Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. In addition, stockholders and other interested parties may communicate with any of our directors, including our independent directors or the directors as a group, by writing to the Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. The Corporate Secretary will forward relevant communications to the appropriate directors depending on the facts and circumstances outlined in the communication.

15 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

DIRECTOR COMPENSATION
We offer an annual cash and equity compensation program for our non-employee directors under our Non-Employee Directors’ Compensation Plan (a sub-plan of the 2011 Incentive Plan) (the "Director Compensation Plan").
Components of Director Compensation
The following table provides a summary of the components of the Director Compensation Plan:

	Cash Retainer ($) (1)	RSU Award ($)	Total ($)
Board Member	75,000	175,000	250,000
Audit Chair	10,000	20,000	30,000
Audit Member (non-chair)	10,000	—	10,000
Compensation Chair	6,667	13,333	20,000
Compensation Member (non-chair)	5,000	—	5,000
Nominating & Governance Chair	5,000	10,000	15,000
Nominating & Governance Member (non-chair)	5,000	—	5,000
(1)In 2020, the cash retainer for the second quarter through the fourth quarter was deferred and delivered in fully vested shares of common stock on December 30, 2021. See the "2020 Director Compensation" section below for additional detail.
Under the Director Compensation Plan each non-employee director can elect to defer 100% of the annual cash retainer and 100% of the additional annual committee chair or member cash retainer into an award of deferred stock units. The number of deferred stock units to be awarded is determined by dividing the amount of the cash retainer to be exchanged by the fair market value of a share of common stock as of the date on which the cash retainer would otherwise have been paid. Deferred stock units are fully vested upon issuance and will be distributed following a non-employee director's separation from service. Distributions are made in a single distribution in the form of shares.
Each non-employee director receives an annual grant of restricted stock units ("RSUs") on the date of our annual meeting of stockholders, which vests 100% on the first anniversary of the annual meeting of the stockholders as long as the non-employee director remains on the Board on the vesting date. The number of RSUs granted is determined by dividing the dollar amount of the grant by the fair market value of a share of our common stock on the date of grant. Beginning with awards granted in 2019, a non-employee director may defer receipt of vested RSUs until his or her separation from service.
In the event a newly-elected or appointed non-employee director becomes an eligible participant under the Director Compensation Plan following the date of the annual meeting of stockholders but during the same calendar year as the annual meeting of stockholders, the Board may, in its sole discretion, grant such non-employee director a pro-rated RSU award with respect to his or her service during the remainder of the year.
The Company also pays or reimburses non-employee directors for reasonable travel, lodging and related expenses in connection with their attendance at Board, Committee or Company business meetings.
2020 Director Compensation
As part of our measures to help address the financial impact of COVID-19, in April 2020, our Board determined to defer the payment of all remaining 2020 compensation under the Director Compensation Plan until the end of the year. In addition, our Board determined to forgo cash compensation and receive equity compensation in lieu thereof with respect to the remainder of 2020 (with such equity compensation being deferred until the end of the year). Beginning in January 2021, we returned to our ordinary course director compensation practices.
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The following table sets forth the actual compensation paid to directors under the Director Compensation Plan for the fiscal year ended December 31, 2020. Mr. Williams did not receive any additional compensation for his services as a director of the Company during 2020.

Name	Fees Earned or Paid in Cash ($) (2) (5)	Stock Awards ($) (3)	All Other Compensation ($)	Total ($)
Ann Ziegler (7)	22,500	155,000	—	177,500
Deborah Wahl	20,000	235,000	—	255,000
Eric Lefkofsky	18,750	231,250	50,000 (1)	300,000
Michael Angelakis	21,250	238,750	—	260,000
Peter Barris	20,417	249,583	—	270,000
Robert Bass	22,500	262,500	—	285,000
Ted Leonsis	20,000	245,000	—	265,000
Helen Vaid	—	233,750	—	233,750
Valerie Mosley	—	233,750	—	233,750
(1)Reflects the amount the Company paid for the cost of security services for Mr. Lefkofsky in his capacity as Chairman of our Board during 2020. We do not consider these security measures to be a personal benefit or perquisite for our Chairman, but rather a reasonable and necessary expense for the benefit of the Company.
(2)This column represents the amount of cash compensation earned in 2020 for Board and committee service. Ms. Vaid and Ms. Mosley were elected to the Board effective April 16, 2021 and did not receive any director compensation in the first quarter of 2020.
(3)In addition to the annual stock awards granted for board members and committee chairs this column also includes the cash compensation earned in the second through fourth quarters of 2020 for Board and committee service, which was delivered in fully vested shares of common stock in lieu of cash:

Name	Retainer Delivered in Fully Vested Shares in Lieu of Cash ($)	Shares Granted in Lieu of Retainer (#) (4) (5)	Annual Director Stock Awards ($)	RSUs from Annual Director Stock Awards (#) (6)
Ann Ziegler	67,500	2,436	87,500	3,159
Deborah Wahl	60,000	1,666	175,000	4,859
Eric Lefkofsky	56,250	1,562	175,000	4,859
Michael Angelakis	63,750	1,770	175,000	4,859
Peter Barris	61,250	1,701	188,333	5,229
Robert Bass	67,500	1,874	195,000	5,415
Ted Leonsis	60,000	1,666	185,000	5,137
Helen Vaid	58,750	1,631	175,000	4,859
Valerie Mosley	58,750	1,631	175,000	4,859
(4)Cash compensation earned in the second through fourth quarters of 2020 for Board and committee service was delivered in fully vested shares of common stock in lieu of cash. For Ms. Ziegler, these cash fees have been delivered in fully vested shares using a price of $27.70 per share (the average closing price of Groupon's common stock from the month of September 2020) and granted on October 14, 2020. For the remaining non-employee directors, these cash fees have been delivered in fully vested shares on December 30, using a price of $36.01 per share (the average closing price of Groupon's common stock between December 1 and December 30, 2020).
(5)Mr. Barris and Mr. Lefkofsky elected to defer this cash compensation in 2020 into deferred stock units under the Director Compensation Plan:

Name	2020 Cash Fee Deferred ($)	Shares in Deferred Account Attributed to 2020 Cash Fees (#)
Peter Barris	81,667	2,027
Eric Lefkofsky	75,000	1,862
(6)On December 30, 2020, we granted each of our non-employee directors 4,859 RSUs, the Nominating Committee Chairman an additional 278 RSUs, the Compensation Committee Chairman an additional 370 RSUs, and our Audit Committee Chairman an additional 556 RSUs pursuant to the Director Compensation Plan. 100% of the RSUs will vest on June 9, 2021. As of December 31, 2020, each non-employee director had the following aggregate number of stock awards outstanding:
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Name	Number of Outstanding RSUs
Ann Ziegler (7)	—
Deborah Wahl	4,859
Eric Lefkofsky	4,859
Michael Angelakis	4,859
Peter Barris	5,229
Robert Bass	5,415
Ted Leonsis	5,137
Helen Vaid	4,859
Valerie Mosley	4,859
(7)Ann Ziegler’s service as a director terminated on October 14, 2020. In connection with her termination of service, Ms. Ziegler's vesting was accelerated on 5,595 of her 2020 RSUs (which represented a prorated portion of her total cash compensation and RSUs based on service in 2020).
Director Stock Ownership Guidelines and Stock Holding Requirements
We maintain stock ownership guidelines that require each non-employee director to beneficially own Company common stock, as follows:

Ownership and Holding Guidelines	Measurement Requirements	2020 Compliance
• Common stock with a value of at least 3X the director’s annual cash retainer
• Meet ownership requirement by the later of April 1, 2021, or 5 years after initial election
• A director must retain 50% of net shares acquired upon the vesting of equity awards until the director meets the ownership requirements
	The following shares count towards compliance: • Shares owned outright and beneficially • Shares equal to the number of deferred stock units credited under our Director Compensation Plan • Unvested RSUs	• All directors were in compliance with the guidelines as of December 31, 2020 • Compliance is measured annually as of December 31st

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COMPENSATION DISCUSSION
& ANALYSIS
This Compensation Discussion and Analysis provides information regarding the 2020 compensation program for each person who served as our principal executive officer during 2020, our principal financial officer, one other executive officer (other than each person who served as our principal executive officer and our principal financial officer) at fiscal year-end, and one other individual for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the Company at the end of our last completed fiscal year (our “Named Executive Officers”). For 2020, our Named Executive Officers were:
•Aaron Cooper, our Interim Chief Executive Officer (our “Interim CEO”), effective March 25, 2020;
•Melissa Thomas, our Chief Financial Officer;
•Dane Drobny, our Chief Administrative Officer, General Counsel, and Corporate Secretary (Mr. Drobny, together with Mr. Cooper and Ms. Thomas are referred to herein as the "incumbent Named Executive Officers");
•Rich Williams, our former Chief Executive Officer until March 25, 2020; and
•Steve Krenzer, our former Chief Operating Officer until March 25, 2020.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2020 and provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. In addition, it analyzes how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for our Named Executive Officers in 2020 and discusses the key factors that the Compensation Committee considered in determining their compensation.

2020 Business Summary and Financial ResultsGroupon is a global, scaled two-sided marketplace that connects consumers to merchants. Consumers access our marketplace through our mobile applications and our websites, which are primarily localized groupon.com sites in many countries. Our business relies on customers’ purchases of vouchers and other offerings for local experiences, including things to do, beauty and wellness, and dining.
Since March 2020, the COVID-19 pandemic has led to a significant decrease in consumer demand, a decrease in customer redemptions and elevated refund levels due to changes in consumer behavior and actions taken by governments to control the spread of COVID-19, including quarantines, travel restrictions, as well as business restrictions and shutdowns. The COVID-19 pandemic has had an adverse impact on our financial condition, results of operations and cash flows. Recovery from the COVID-19 pandemic could be volatile and prolonged given the unprecedented and continuously evolving nature of the situation.
During 2020, we took significant actions to improve our cash position and materially reduce our cost structure. In April 2020, the Board approved a multi-phase restructuring plan related, in significant part, to cost cutting measures implemented in response to the impact of COVID-19 on our business. The first phase of our restructuring actions included an overall reduction of approximately 1,200 positions globally and the exit or discontinuation of the use of certain leases and other assets by the end of 2020. In the third quarter 2020, we initiated the second phase of our restructuring plan, which included additional workforce reductions and the exit of our operations in New Zealand and Japan. In addition, we took several steps to reduce costs, preserve cash in the near-term and improve liquidity, including, but not limited to: reducing our workforce and furloughing staff; continuing to sell Goods on our platform instead of exiting the category entirely; reducing marketing expense by significantly shortening payback thresholds and delaying brand marketing investments; transitioning merchants to redemption payment terms, instead of fixed payment terms; implementing a temporary hiring freeze; eliminating broad-based merit increases for employees in 2020; replacing cash compensation with equity compensation in part of 2020 for all members of our Board; and amending our Credit Agreement to, among other things, provide covenant relief.
In the third quarter 2020, we announced an updated strategy and plan to prioritize expanding our Local inventory and modernizing our marketplace by improving the merchant and customer experiences. Despite the ongoing challenges and volatility resulting from the impact of COVID-19, we continue to execute on our strategy to position our business for recovery and future growth.
In addition, during 2020, we experienced significant changes to our senior leadership team, as further described below under “2020 Management Changes.”
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2020 Financial Results
Our financial results as of and for the year ended December 31, 2020 are set forth below:

Gross Profit	Loss from Continuing Operations	Adjusted EBITDA (1)	Operating Cash Flow
$677 million	$(287) million	$50 million	$(64) million
(1)Adjusted EBITDA is a non-GAAP financial measure. Please see "Appendix A - Adjusted EBITDA Information and Reconciliation" for more information.

2020 Executive Compensation Highlights
The impact of COVID-19 on our business and changes in our management team significantly affected our approach to executive compensation in 2020. In particular, the disruption to our business and ongoing volatility throughout the year increased the Board’s and Compensation Committee’s focus on stabilizing the Company in light of the onset of the pandemic (including executing our restructuring plan and cost savings initiatives) and developing and executing a strategy for recovery and future growth. We believed it was important that a core team of experienced senior executives remained in place to navigate these unprecedented challenges. Accordingly, retention of our incumbent Named Executive Officers in order to facilitate these objectives was a critical goal of the Compensation Committee. Further, the impact of COVID-19 and resulting volatility in financial performance, created challenges for establishing meaningful and motivating performance goals applicable to our incentive compensation programs until mid-year. In determining 2020 executive compensation, the Compensation Committee balanced the goals of retention and incentivizing performance.
Key decisions and aspects of our 2020 executive compensation program for our incumbent Named Executive Officers are summarized below:
•Base salaries were set at levels commensurate with the executives’ new roles, titles and increased responsibilities.
•The 2020 annual bonus amount was fixed at 100% of base salary and paid quarterly to promote continued service.
•Time-based equity awards for 2020 were in the form of RSUs with a two- to three-year vesting period, including retention grants for two named executive officers.
•Performance-based equity awards for 2020 were in the form of PSUs, to be earned based on our Adjusted EBITDA results in 2020. We achieved Adjusted EBITDA of $49.7 million versus a maximum goal of $70 million and the PSUs were earned at 143.2% of their target levels, with full payment made, in some cases, in annual installments over an additional two-year period of required continued service.
•We granted each incumbent Named Executive Officer a performance-based cash award, based on our cash balance achieving certain levels as of December 31, 2020, with a maximum payout capped at 100% of the target award. Our resulting cash balance of $651 million (excluding $200 million of borrowings under our revolving credit facility) exceeded our target of $420 million and the awards were earned at 100% of target levels.
Each of these 2020 compensation elements is discussed in more detail below in “-Elements of Executive Compensation.”
2020 Management Changes
As previously disclosed, effective March 25, 2020, our Board of Directors appointed Mr. Cooper as our Interim Chief Executive Officer. As of that date, Mr. Williams ceased serving as our Chief Executive Officer or as a member of our Board of Directors. In addition, effective March 25, 2020, Mr. Krenzer ceased serving as our Chief Operating Officer. Both Messrs. Williams and Krenzer continued to remain employed by the Company until June and May 2020, respectively.
In addition, on February 18, 2020, we announced that Ms. Thomas, our Interim Chief Financial Officer, would assume the role on a permanent basis, and on April 23, 2020, Mr. Drobny was appointed as our Chief Administrative Officer, while continuing to serve as our General Counsel and Corporate Secretary.
Pay-for-Performance
In light of the COVID-19 pandemic, the Compensation Committee undertook extensive discussions on how to continue to provide an incentive for performance considering the changes in our business environment and after evaluating our financial prospects for the remainder of the year. After numerous discussions with the other members of our Board, our Interim CEO and its compensation consultant, the Compensation Committee decided to incentivize performance of our incumbent Named Executive Officers for 2020 using two separate compensation vehicles:
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•We granted each incumbent Named Executive Officer a Performance Cash Award with such awards to be earned based solely on the achievement of pre-established cash balance levels on our balance sheet for 2020; and
•We granted each incumbent Named Executive Officer a PSU award as part of their long-term incentive compensation opportunities that would be earned based solely on the achievement of pre-established levels of Adjusted EBITDA for 2020.
The Compensation Committee believed that these awards would provide appropriate incentives for our incumbent Named Executive Officers to effectively manage and stabilize our business in light of the impact of COVID-19 and develop and execute our strategy to prioritize expanding our Local inventory and modernizing our marketplace.
Compensation-Related Policies and Practices
Our executive compensation program reflects our compensation philosophy by incorporating certain compensation-related policies and practices while avoiding other more problematic or controversial policies and practices, as follows:
What We Do
•Maintain an independent Compensation Committee
•Retain an independent compensation consultant, which reports directly to the Compensation Committee and provides no other material services to us
•Conduct an annual executive compensation review and compare our program against the competitive market and best practices
•Establish measurable performance objectives under our PSU program
•Establish maximum award levels under our PSU awards
•Vest annual equity awards over multi-year periods, consistent with current market practice and our retention objectives
•Conduct an annual stockholder advisory (non-binding) vote on Named Executive Officer compensation
•Regularly engage with our stockholders to get their perspectives on executive compensation and corporate governance matters
•Conduct an annual risk assessment of our compensation programs
•Maintain significant stock ownership and stock holding requirements for our executive officers
•Require our executive officers to pre-clear all stock trades (other than pursuant to an approved Exchange Act Rule 10b5-1 trading plan) even during an open window period
•Review the risks associated with key executive officer positions to ensure adequate succession plans are in place
What We Don’t Do
•Offer pension arrangements, supplemental retirement plans or non-qualified deferred compensation arrangements to our executive officers
•Offer enhanced health and welfare benefits programs to our executive officers that are above and beyond those offered to our regular employees
•Provide excessive perquisites or other personal benefits to our executive officers
•Provide any tax reimbursement payments (including "gross-ups") on any severance or change-in-control payments or benefits
•Permit our employees (including our officers) and directors to hedge our equity securities
•Permit our employees (including our officers) and directors to pledge our equity securities, subject to limited exceptions
•Pay dividends or dividend equivalents on unvested or unearned equity awards
•Permit the repricing of stock options without stockholder approval
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Stockholder Advisory Vote on Named Executive Officer Compensation
We conduct an annual stockholder advisory vote on named executive officer compensation (a “Say-on-Pay” vote) to ensure that stockholder input informs our compensation philosophy and decisions. At our 2020 Annual Meeting of Stockholders, approximately 72.0% of the shares entitled to vote on our “Say-on-Pay” proposal and approximately 78.3% of the votes cast approved the compensation of our named executive officers as disclosed in our 2020 definitive proxy statement. As the Compensation Committee reviewed our executive compensation policies and practices since this Say-on-Pay vote and made its compensation decisions for 2020 in a very challenging environment, it has been mindful of the level of support our stockholders have expressed for our approach to executive compensation and also taken into account feedback from stockholder engagement efforts but did not make any changes to the compensation program as a direct result of this vote.
The Compensation Committee recognizes that pay practices continue to evolve, and as a result, it continues to refine our executive compensation policies and practices in its ongoing effort to ensure our executive compensation program supports our compensation philosophy and objectives, as well as our overall corporate goals and values.
We believe in the importance of engaging with and listening to our stockholders. As part of our ongoing efforts, over the past five years, we have enhanced our executive compensation program and corporate governance policies and practices based, in part, on the feedback we have received from our stockholders. In particular, in the past several years, we have conducted stockholder outreach to discuss our executive compensation program, among other things, with our significant stockholders. For additional information, see “How to Communicate with the Board – Stockholder Engagement.”
Compensation Philosophy
Our philosophy is to establish and maintain an executive compensation program that attracts proven, talented leaders who possess the skills and experience necessary to achieve our financial, operational and strategic goals, while materially adding to our long-term value without creating excessive risk to the organization. We seek to structure our executive compensation packages to be consistent with the competitive market and to align the long-term interests of our Named Executive Officers and stockholders so that pay appropriately reflects performance in achieving our financial, operational, and strategic objectives. Specifically, our executive compensation program is designed to:
•Recruit and retain talented and experienced individuals who are able to develop, implement, and deliver on long-term value creation strategies;
•Ensure that our compensation is reasonable and competitive with the pay packages made available to executives at companies with which we compete for executive talent;
•Provide a substantial portion of each executive officer's compensation in elements that are directly tied to our long-term value and growth;
•Reward both company and individual performance and achievement; and
•Ensure that our compensation structure does not encourage unnecessary and excessive risk-taking.
Despite the impact of COVID-19 on our business, our overall compensation philosophy remains unchanged. Year-over-year changes in the elements of our compensation program were driven primarily by the unique circumstances faced by the Company in 2020 rather than a change in long-term philosophy and generally remained consistent with our philosophy.

Governance of Executive Compensation Program
Role of Compensation Committee
The Compensation Committee, which is composed entirely of independent directors, discharges the responsibilities of our Board of Directors with respect to the compensation of our executive officers and the non-employee members of our Board of Directors. Specifically, the Compensation Committee approves our compensation philosophy and oversees the design, development, and implementation of our executive compensation program and related policies and practices to ensure that they are consistent with the long-term interests of our stockholders. This includes having final authority to review and approve the compensation of our CEO and our other Named Executive Officers. For a discussion of our compensation philosophy and the principal objectives of our executive compensation program, see “Compensation Philosophy” above.
The Compensation Committee operates under a written charter adopted by our Board of Directors. A copy of the charter is posted on our website located at https://s22.q4cdn.com/731250486/files/doc_downloads/committee_charters/2018/GRPN-Comp-Committee-Charter-(Final_10-25-18).pdf
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In carrying out its responsibilities, the Compensation Committee determines the amounts and allocates the mix of compensation between base salary, annual incentive opportunities, and long-term incentive compensation for our Named Executive Officers. The Compensation Committee also selects the performance metrics and establishes the performance targets for our performance-based incentive awards. In 2020, the Compensation Committee selected metrics for these performance-based awards that aligned with our evolving business strategy as we sought to stabilize the Company in light of the impact of COVID-19, maintain stability throughout the duration of the pandemic and develop and execute a strategy for recovery and future growth in order to drive long-term shareholder value. The Compensation Committee also designs, approves, and oversees our 2011 Incentive Plan, grants all equity awards to our Named Executive Officers and has the authority to grant equity awards to eligible employees in accordance with the terms of the 2011 Incentive Plan.
The Compensation Committee also reviews our post-employment compensation arrangements, other executive benefits, and, if applicable, retirement benefits and perquisites. In addition, the Compensation Committee reviews and evaluates the risks associated with our compensation philosophy and executive compensation program as discussed under “Compensation Risk Assessment” below.
Further, the Compensation Committee is responsible for reviewing, discussing, and approving the Compensation Discussion and Analysis for inclusion in the annual proxy statement that we file with the SEC.
To promote independent decision-making on executive compensation matters, the Compensation Committee regularly meets in executive session without management present, often with the participation of its compensation consultant. The Compensation Committee regularly assesses the effectiveness of our executive compensation program in driving performance, and uses stockholder feedback, competitive market data, applicable regulatory requirements, and external trends to inform its decision-making.
Compensation-Setting Process
Typically, the Compensation Committee reviews our executive compensation program and the elements of compensation of our Named Executive Officers on an annual basis, usually in the first quarter of the year. The Compensation Committee also will consider adjustments to the compensation of our Named Executive Officers at other times during the year if a change in the scope of an executive officer’s role and responsibilities, or other developments or circumstances, warrant such consideration. In particular, in 2020, given the unique circumstances faced by the Company due to COVID-19 and changes in our senior management team, the Compensation Committee continued to consider and discuss 2020 executive compensation matters following our initial annual compensation process and respond appropriately to the evolving situation, as discussed further herein.
The Compensation Committee engages the services of a compensation consultant and considers the analysis and advice of its compensation consultant in discharging its responsibilities. Representatives of the compensation consultant attend Compensation Committee meetings and have direct access to Compensation Committee members.
In determining the amount of each element of compensation and the target total direct compensation of our Named Executive Officers, the Compensation Committee does not use a single method or measure in arriving at its decisions. In making decisions about the compensation of our Named Executive Officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including, without limitation, the following:
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•Our executive compensation program objectives;
•Our performance against the financial, operational, and strategic objectives established by the Compensation Committee and our Board of Directors;
•The impact of any unique circumstances, challenges or developments affecting the Company;
•An individual Named Executive Officer's knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group;
•The scope of a Named Executive Officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;
•The performance of an individual Named Executive Officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;
•The potential of an individual Named Executive Officer to contribute to our long-term financial, operational, and strategic objectives;
•The proposed compensation packages of our other Named Executive Officers (internal pay equity);
•The compensation practices of our compensation peer group; and
•The recommendations of our CEO with respect to the compensation of our other Named Executive Officers.
These factors provide the framework for compensation decision-making and final decisions regarding the target total direct compensation opportunity for each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable. The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. Further, in 2020, the Compensation Committee considered the unique challenges faced by the Company in balancing the need to retain our incumbent Named Executive Officers and incentivize strong performance.
Role of Management
The Compensation Committee generally seeks input from our CEO, Chief Administrative Officer and other senior members of our Human Resources department when evaluating the performance and compensation of our Named Executive Officers, as well as during the process of negotiating compensation packages with new senior executive hires. The Compensation Committee gives considerable weight to our CEO's evaluation of our other Named Executive Officers because of his direct knowledge of each individual's performance and contributions.
The Compensation Committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to target total cash compensation, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than with respect to his own compensation). The Compensation Committee reviews and discusses these recommendations and proposals with our CEO and considers them as one factor in determining the compensation for our Named Executive Officers.
Our Chief Financial Officer and Chief Accounting Officer also work with the Senior Vice President, Human Resources and Senior Director, Compensation and Benefits to advise the Compensation Committee with regard to the financial and accounting implications of our compensation programs and hiring decisions.
None of our Named Executive Officers participates in or is present during Compensation Committee deliberations relating to his or her own compensation.
Role of Compensation Consultant
The Compensation Committee engages an external compensation consultant to assist it in discharging its responsibilities. This compensation consultant, which reports directly to the Compensation Committee, provides competitive market data, analysis, and other resources to help execute our overall executive compensation strategy. The Compensation Committee directs the compensation consultant to work with the appropriate members of management to obtain information necessary to prepare its analysis of our executive compensation program and evaluate our CEO’s recommendations. The compensation consultant also meets with the Compensation Committee during its regular meetings and in executive session, where no members of management are present, and can meet with the Compensation Committee chair and other members of the committee outside of regular meetings. The Compensation Committee has the sole power to hire, terminate or replace the compensation consultant at any time and periodically reviews its relationship with the compensation consultant.
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For 2020, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm (“Compensia”), as its compensation consultant to advise on executive compensation matters, provide data and an analysis of competitive market pay practices for our executive officers as part of the annual executive compensation review process, and assist with the review and updating of the compensation peer group. In addition, in 2020, Compensia advised the Compensation Committee as it navigated the compensation related issues raised by the impact of COVID-19 on the Company and changes in senior management. Although we may retain the Compensation Committee’s compensation consultant for discrete projects from time to time, Compensia did not provide any other material services to the Company (separate from consulting advice provided to the Compensation Committee) in 2020.
The Compensation Committee has a policy for compensation consultant independence under which any compensation consultant retained by the committee must be independent of the Company and management. The Compensation Committee reviewed the independence of Compensia in light of this policy, SEC rules, and the applicable NASDAQ listing standards regarding compensation consultants and has concluded that Compensia’s work for the committee did not raise any conflict of interest, and that Compensia was able to provide the Compensation Committee with independent advice.
Use of Competitive Market Data
The Compensation Committee, with the assistance of its compensation consultant, reviews and updates our compensation peer group and other compensation data annually to ensure that it remains appropriate for review and comparison purposes. The compensation peer group used to make 2020 compensation decisions included companies in the Internet Software & Services and Internet & Direct Marketing Retail industries whose businesses align with ours, as well as other software companies with a size comparable to ours based on revenue and market capitalization. Our compensation peer group includes companies with which we compete for executive talent, which includes larger global companies, as well as smaller companies. The technology labor market is highly competitive for executive level talent that can provide innovative leadership while managing at a global scale across several lines of business. The Compensation Committee believes that it is necessary to consider these factors in making compensation decisions in order to attract and retain talent.
The companies in the compensation peer group used for 2020 compensation decisions had median revenues of approximately $2.1 billion and a median market capitalization of approximately $8.1 billion when such group was approved by the Compensation Committee in July 2019. This methodology used for determining the 2020 peer group remains consistent with prior years, and companies were added to and removed from the peer group based on whether they met or continued to meet this criteria. The 2020 peer group consisted of the following companies:
Akamai Technologies            Square
        ANGI Homeservices            Stitch Fix*
        CDK Global*                TripAdvisor
        Citrix Systems                Twitter
        GoDaddy                Wayfair
        Grubhub                    Workday
        IAC/InterActiveCorp            Yelp
        Match Group*                Zillow Group
        Overstock.com                Zynga
        Shutterfly
*Asterisks indicate new additions to the previous compensation peer group. The following companies were removed from the previous compensation peer group: Expedia Group, Pandora Media, and Qurate Retail.
We also participate in surveys of market compensation practices in our industry and broadly across other industries and undertake specialized studies of competitive market practices using the most relevant published survey sources and public filings.
The Compensation Committee uses market data drawn from the companies in the compensation peer group to evaluate the competitive market when determining the target total direct compensation opportunities for our Named Executive Officers, including base salary, annual incentive opportunities, and long-term incentive compensation. While the Compensation Committee considers this information, it does not engage in strict benchmarking to a fixed percentile. The Compensation Committee relies on the expertise of its members to develop pay packages that are appropriate for each Named Executive Officer. Given the unique and rapidly evolving circumstances faced by the Company in 2020, the Company considered a variety of factors, in addition to market data, in establishing and adjusting its executive compensation program during 2020.
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Elements of Executive Compensation
For 2020, the target total direct compensation opportunities of our incumbent Named Executive Officers, after taking into account the COVID-related changes described herein, consisted of base salary, a guaranteed cash bonus, a performance-based cash incentive award, and long-term incentive compensation in the form of PSU awards and RSU awards. The following table provides a summary of the 2020 compensation arrangements for our incumbent Named Executive Officers.
Elements of Executive Compensation and 2020 Snapshot

	Compensation Element	Objective
Fixed	Base Salary	Provide competitive level of fixed compensation. Attract and retain key executive talent.
	Guaranteed Cash Bonus	Attract and retain key executive talent. Provided in lieu of the usual performance-based annual bonus program in 2020 to provide stability and promote retention given the unique challenges of the COVID-19 pandemic and changes to our senior management team.
Variable Compensation (At-Risk Component)	Time-Based Restricted Stock Unit ("RSU") Awards	Directly aligns interests of executives with long-term stockholder value creation and promotes retention.
Variable Compensation (Performance-Based and All At-Risk)	Performance Share Unit ("PSU") Awards	Directly aligns interests of executives with long-term
stockholder value creation by linking potential payouts to financial performance of the Company and achievement of operational and/or strategic goals.

Also promotes retention.
	Performance Cash Award	Motivate and reward executives for achieving annual Company financial objectives. Also promotes retention.
Base Salary
We offer competitive base salaries, which are intended to provide a level of stable fixed compensation to our Named Executive Officers for the performance of their day-to-day services. We use base salary to recognize the experience, skills, knowledge, and responsibilities of our Named Executive Officers, as well as to reflect competitive market practice.
In determining the base salaries for our Named Executive Officers, the Compensation Committee takes into consideration a competitive market analysis of the relevant compensation data for each position prepared by its compensation consultant, its assessment of competitive market conditions, base salary and target total cash compensation relative to other executives in similar positions, the recommendations of our CEO (other than with respect to his own base salary), and the factors set forth in “Governance of Executive Compensation Program – Role of Compensation Committee – Compensation-Setting Process” above.
In February 2020, in connection with its annual review of our executive compensation program, the Compensation Committee evaluated the base salaries of our then-Named Executive Officers and decided to maintain their base salaries at their 2019 levels, except in the case of Ms. Thomas, whose base salary was increased in connection with her appointment as our Chief Financial Officer. Subsequently, the Compensation Committee increased the annual base salaries of Mr. Cooper, Ms. Thomas, and Mr. Drobny to reflect the expansion of their responsibilities and/or new roles in connection with our recent senior management team changes, as well as for retentive purposes. The base salaries of our incumbent and former Named Executive Officers for 2020 were as follows:

Named Executive Officer	2019 Base Salary	2020 Base Salary	Percentage Increase
Mr. Cooper	450,000	600,000 (1)	33.3%
Ms. Thomas	375,000 (2)	590,000 (3) (4)	57.3%
Mr. Drobny	550,000	590,000 (4)	7.3%
Mr. Williams	850,000	850,000	---
Mr. Krenzer	725,000	725,000	—
(1)Effective March 25, 2020 in connection with his appointment as Interim Chief Executive Officer
(2)This base salary excludes Ms. Thomas' stipend. In connection with her appointment as our Interim Chief Financial Officer effective August 23, 2019, the Compensation Committee approved a monthly stipend of $15,000 for Mrs. Thomas (in addition to her then-
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current base salary) to be paid in each month in which she served (for the full or partial month) as our Interim Chief Financial Officer. The last stipend was paid in February 2020 when Ms. Thomas was confirmed as Chief Financial Officer.
(3)On February 18, 2020, The Compensation Committee increased the annual base salary of Ms. Thomas to $550,000 in connection with her confirmation as Chief Financial Officer.
(4)On April 27, 2020, the Compensation Committee increased the annual base salaries of Ms. Thomas and Mr. Drobny to $590,000 to reflect the expansion of their responsibilities and/or new roles in connection with our recent management team changes, including in connection with the impact of the COVID-19 pandemic on our business, as well as for retentive purposes. Such base salary increases were effective July 1, 2020.
The base salaries actually paid to our Named Executive Officers in 2020 are set forth in the “2020 Summary Compensation Table” below.
Short-Term Incentive Compensation
Cash Bonus
At the beginning of 2020, each of our then-Named Executive Officers was a participant in our annual bonus plan (the “2020 ABP”). As in 2019, funding under the 2020 ABP was to be based 100% upon Company performance. For 2020, the Compensation Committee approved the annual performance-based bonus targets for our then-Named Executive Officers in February 2020, which were maintained at their 2019 levels except in the case of Ms. Thomas, whose annual performance-based bonus target was increased in connection with her appointment as our Chief Financial Officer. The Compensation Committee did not establish any 2020 ABP performance goals at this time.
Subsequently, in March 2020 in connection with Mr. Cooper's appointment as our Interim Chief Executive Officer and in light of the unprecedented impact of COVID-19 on the global economy and our business, Mr. Cooper received a guaranteed cash bonus in the amount of $600,000 in lieu of his participation in the 2020 ABP, payable in four quarterly installments beginning on April 15, 2020, subject to his continued employment with the Company on each payment date.
In April 2020, to align the annual incentives of our incumbent Named Executive Officers, encourage retention of our key executives and in light of the challenges created by the impact of COVID-19 in selecting an appropriate performance metric and related target level under the 2020 ABP, the Compensation Committee agreed to provide Ms. Thomas and Mr. Drobny with a guaranteed cash bonus in the amount of $590,000 (which is 100% of their base salaries) in lieu of their participation in the 2020 ABP. These bonuses were payable in four quarterly installments beginning on June 30, 2020, subject to his or her continued employment with the Company on each payment date.
Performance Cash Award
In connection with his appointment as our Interim Chief Executive Officer in March 2020, and to provide additional incentive, the grant of a performance-based cash award (a “Performance Cash Award”) was authorized for Mr. Cooper with a target payout of $300,000. The Performance Cash Award was to be earned if (i) we achieved a closing price per share of our common stock of $60.00 at the close of market on December 31, 2020 and/or (ii) we achieved one or more performance goals set by the Compensation Committee as determined at a future time. If earned, the Performance Cash Award was to vest on January 2, 2021 following the certification of achievement of the performance goals by the Compensation Committee, subject to Mr. Cooper's continued employment with us through such vesting date.
Subsequently, in April 2020 in recognition of the expansion of their responsibilities and/or new roles in connection with our recent management team changes, including in connection with the impact of the COVID-19 pandemic on our business, as well as for retentive purposes, the Compensation Committee authorized the grant of Performance Cash Awards to Ms. Thomas and Mr. Drobny, each with a target payout of $590,000 (which was equal to 100% of their base salaries). These Performance Cash Awards were to be earned based on performance goals to be set by the Compensation Committee at a future time. If earned, the Performance Cash Awards were to be paid following the certification of achievement by the Compensation Committee and prior to March 31, 2021, subject to their continuous and active employment on the payment date.
In July 2020, after determining the business had stabilized enough to establish meaningful and motivating performance metrics, the Compensation Committee granted the previously-authorized Performance Cash Awards to Ms. Thomas and Mr. Drobny with a cash balance metric (as described below) and finalized the previously authorized Performance Cash Award to Mr. Cooper by adding the cash balance performance goal selected for the other incumbent Named Executive Officers to be an alternative goal for purposes of him earning his Performance Cash Award. In the case of Mr. Cooper’s Performance Cash Award, such award was to be paid on the greater of the two payout scores for the alternative performance metrics.
The Compensation Committee selected our cash balance ending December 31, 2020 as the performance metric for the Performance Cash Awards. For this purpose, “cash balance” was to represent cash on the Company’s audited balance sheet as of December 31, 2020, excluding any borrowings under the Company's revolving credit facility. The Compensation Committee also determined that there would be no payout above 100% of target for the Performance Cash Awards.
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The Compensation Committee also approved the following threshold and target performance levels and payout amounts for the Performance Cash Awards:

Performance Level	Cash Balance on 12/31/20 ($m)(1)	Payout Percentage (% of Target)
Threshold	350	25%
Target	420	100%
(1)Excludes borrowings under the Company's revolving credit facility
In determining whether the foregoing performance metric had been satisfied, the Compensation Committee, in its discretion, could exclude the impact of special charges or credits relating to any divestiture, spin off, merger, acquisition or other business combination transaction.
Performance Cash Results
In February 2021, the Compensation Committee evaluated our financial performance. For 2020, we achieved the following:

Performance Level	Cash Balance on 12/31/20 ($m)(1)	Payout Percentage (% of Target)
Threshold	350	25%
Target	420	100%
	Actual Achievement(1)	Payout Percentage (% of Target)
Results	651	100%
(1)Excludes borrowings under the Company's revolving credit facility
Based on these results, our Named Executive Officers were eligible for a Performance Cash award equal to 100% of their Performance Cash targets. The following table shows the Performance Cash targets and the Performance Cash paid to our Named Executive Officers for 2020:

Named Executive Officer	2020 Performance Cash Target ($)	2020 Performance Cash Payout (%)
Mr. Cooper	300,000	100%
Ms. Thomas	590,000	100%
Mr. Drobny	590,000	100%
Mr. Williams (1)	---	---
Mr. Krenzer (1)	---	---
(1)Messrs. Williams and Krenzer were not granted Performance Cash Awards.
The Performance Cash awards paid to our Named Executive Officers for 2020 are set forth in the "2020 Summary Compensation Table" below.
Equity Awards
Our long-term incentive compensation program is designed to align the interests of our Named Executive Officers with the interests of our stockholders, promote the achievement of our financial and operational/strategic goals, and reward the creation of sustained long-term stockholder value while satisfying our retention objectives. In 2020, our long-term incentive compensation program consisted of a mix of PSU awards and time-based RSU awards. We believe that RSU awards align the interests of our Named Executive Officers with the interests of our stockholders and provide a longer-term focus through a multi-year vesting schedule, while managing dilution to existing investors, providing greater predictability to our Named Executive Officers in the value of their compensation, and building ownership. In general, we believe that the PSU awards serve as an important motivator for our Named Executive Officers to drive financial performance and provide a direct link between compensation and stockholder return, thereby motivating our Named Executive Officers to focus on and strive to achieve both our annual and long-term financial and strategic objectives, including stockholder value creation.
In determining the size of the equity awards to be granted to our Named Executive Officers as part of its annual review of their compensation, the Compensation Committee takes into consideration a competitive market analysis of the relevant compensation data for each position prepared by its compensation consultant, its assessment of competitive market conditions, the Named Executive Officer’s long-term incentive compensation relative to other executives in similar positions, the outstanding and unvested equity holdings of the Named Executive Officer, the recommendations of our CEO (other than
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with respect to his own equity award), and the other factors described in "Governance of Executive Compensation Program – Role of Compensation Committee – Compensation-Setting Process" above.
RSU Awards
In February 2020, in connection with our annual equity award process, the Compensation Committee granted the following RSU awards to our then-Named Executive Officers, which were based on the target grant date dollar values set forth below:

Named Executive Officer	2020 RSU Award (target $ value at grant)	2020 RSU Award (number of RSUs) (1)
Mr. Williams (2)	4,250,000	107,868
Mr. Krenzer (3)	1,350,000	34,263
Ms. Thomas (4)	1,440,000	36,548
Mr. Drobny (5)	960,000	24,365
(1)The actual number of RSUs granted was determined using the average closing price of a share of our common stock for the three-month period from January 1, 2020 to March 31, 2020, and accordingly, the grant FMV value of these awards differs from the target values.
(2)The RSUs subject to Mr. Williams' award were to vest as follows: 21,573 shares vesting on May 20, 2021, 21,573 shares vesting on May 20, 2022, 21,573 shares vesting on May 20, 2023, 21,573 shares vesting on May 20, 2024, and 21,576 shares vesting on May 20, 2025. Vesting of 21,573 shares was accelerated and the remaining shares were forfeited upon Mr. Williams' termination in June 2020.
(3)The RSUs subject to Mr. Krenzer's award were to vest as follows: 8,565 shares vesting on May 20, 2021, 8,566 shares vesting on May 20, 2022, 8,566 shares vesting on May 20, 2023, and 8,566 shares vesting on May 20, 2024. Vesting of 8,566 shares was accelerated and the remaining shares were forfeited upon Mr. Krenzer's termination in May 2020.
(4)The RSUs subject to Ms. Thomas’ award were to vest as to 28% of the shares subject to the award on December 20, 2020, with an additional 45% of the shares to vest on May 20, 2021, and the remaining shares to vest on May 20, 2022, subject to her continued employment with us through each applicable vesting date.
(5)The RSUs subject to Mr. Drobny’s award were to vest as to 64% of the shares subject to the award on December 20, 2020, with the remaining shares to vest in three substantially equal installments on May 20, 2021, May 20, 2022, and May 20, 2023, subject to his continued employment with us through each applicable vesting date.
In connection with his appointment as our Interim Chief Executive Officer effective March 25, 2020, Mr. Cooper received the following RSU award:

Named Executive Officer	Initial RSU Award (number of RSUs)
Mr. Cooper(1)	200,000
(1)This RSU award vests as follows: 90,000 RSUs on April 1, 2021, 90,000 RSUs on April 1, 2022 and 20,000 RSUs on December 31, 2022, subject to Mr. Cooper's continued employment with us through each applicable vesting date.
Additionally, in April 2020, in recognition of the expansion of their responsibilities and/or new roles, and for retention purposes, the Compensation Committee granted Ms. Thomas and Mr. Drobny the following additional RSU awards:

Named Executive Officer	2020 Additional RSU Award (number of RSUs)
Ms. Thomas (1)	59,000
Mr. Drobny (1)	59,000
(1)These RSU awards vest as follows: 25% of the shares subject to the award on each of January 2, 2021, July 2, 2021, January 2, 2022, and July 2, 2022, subject to each Named Executive Officer’s continued employment with us through each applicable vesting date.
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PSU Awards
In February 2020 (for Ms. Thomas and Mr. Drobny) and March 2020 (for Mr. Cooper), PSU awards for our incumbent Named Executive Officers were authorized for the target amounts set forth in the table below. Mr. Cooper's authorized PSU award provided that it was to be earned if (i) we achieved a closing price per share of our common stock of $60.00 at the close of market on December 31, 2020 and/or (ii) we achieved one or more performance goals set by the Compensation Committee as determined at a future time. Ms. Thomas and Mr. Drobny's PSU awards remained subject to performance goals set by the Compensation Committee at a future time. In addition to the performance-based vesting requirements, the PSU awards are also subject to time-based vesting requirements, as detailed in the footnotes to the table.

Named Executive Officer	2020 PSU Award (target number of PSUs)
Mr. Cooper (1)	30,000
Ms. Thomas (2)	24,365
Mr. Drobny (3)	16,244
(1)If earned, the PSUs subject to Mr. Cooper's award were to vest on January 2, 2021, subject to his continued employment with us through such vesting date.
(2)The PSUs subject to Ms. Thomas’ award that were earned were to vest as follows: 37% of earned shares upon Compensation Committee certification of performance metrics during the first quarter of 2021, 37% of earned shares on January 2, 2022 and 26% of earned shares on January 2, 2023, subject to her continued employment with us through each applicable vesting date.
(3)The PSUs subject to Mr. Drobny’s award that were earned were to vest as follows: one-third of earned shares upon Compensation Committee certification of performance metrics during the first quarter of 2021, one-third of earned shares on January 2, 2022 and one-third of earned shares on January 2, 2023, subject to his continued employment with us through each applicable vesting date.
In July 2020, after determining the business had stabilized enough to establish meaningful and motivating performance metrics, the Compensation Committee selected Adjusted EBITDA for the one-year period commencing January 1, 2020 and ending December 31, 2020 as the performance measure for the 2020 PSU awards, which were granted at that time. For this purpose, “Adjusted EBITDA” was defined as the Company’s net income (loss) excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other special charges and credits, including items that are unusual in nature or infrequently occurring.
The Compensation Committee approved the following threshold, target, and maximum performance levels and payout amounts for the 2020 PSUs:

Performance Level	Adjusted EBITDA ($m) (1)	Payout Percentage (% of Target) (2)
Threshold	(100)	50%
Target	(80)	100%
Maximum	70	150%
(1)Linear interpolation is to be used to determine the number of PSUs earned with respect to a performance measure for performance between "threshold" and "target" or between "target" and "maximum," as applicable.
(2)Actual achievement is provided on a constant currency (fx neutral) basis.
In setting the maximum payout at 150% of target, the Compensation Committee noted that achievement of that level of performance would require our business to meaningfully improve from the impact of COVID-19. In determining whether any of the foregoing performance measures had been satisfied, the Compensation Committee, in its discretion, could exclude the impact of special charges or credits relating to any divestiture, spin off, merger, acquisition or other business combination transaction.In the case of Mr. Cooper’s PSU award, the Compensation Committee determined that such award would be earned based on the greater of the two payout scores for the stock price metric and the Adjusted EBITDA metric. Messrs. Williams and Krenzer were no longer eligible to receive PSU awards, as they were not employed by us on the date these awards were granted to the other Named Executive Officers.
PSU Results
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The financial results of our 2020 Annual PSU awards (including the total performance payout percentage, rounded to the nearest tenth of a percent) are set forth below:

Performance Level	Adjusted EBITDA ($m) (1)	Payout Percentage (% of Target)
Threshold	(100.00)	50%
Target	(80.00)	100%
Maximum	70	150%
	Actual Achievement	Payout Percentage (% of Target)
Results	$49.7	143.2%
Based on this total performance payout percentage, the Compensation Committee approved the payout of the Annual PSU Awards in the following amounts:

Named Executive Officer	2020 Target PSUs (number of shares)	2020 Earned PSUs (number of shares)
Mr. Cooper (1)	30,000	42,960
Ms. Thomas (2)	24,365	34,890
Mr. Drobny (3)	16,244	23,261
Mr. Williams (4)	---	---
Mr. Krenzer (4)	---	---
(1)42,960 PSUs vested on January 2, 2021 and were settled upon certification of the attainment of the performance metrics by the Compensation Committee.
(2)12,909 PSUs vested on January 2, 2021 and were settled upon certification of the attainment of the performance metrics by the Compensation Committee. The remaining PSUs earned will vest 12,909 on January 2, 2022 and 9,072 on January 2, 2023, in each case subject to Ms. Thomas’ continuous employment with us as of the applicable vesting date.
(3)7,752 PSUs vested on January 2, 2021 and were settled upon certification of the attainment of the performance metrics by the Compensation Committee. The remaining PSUs earned will vest 7,754 on January 2, 2022 and 7,755 on January 2, 2023, in each case subject to Mr. Drobny's continuous employment with us as of the applicable vesting date.
(4)Messrs. Williams and Krenzer were not eligible to earn any PSUs based on their respective termination dates in 2020.
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Other Compensation
Health and Welfare Benefit Programs
Our employee benefit programs, including our Section 401(k) plan and health, life, and disability insurance coverage programs, are designed to provide a stable array of support to our employees generally, including our Named Executive Officers, and their families. Our Section 401(k) plan, in which all employees generally are eligible to participate, allows participants to defer compensation up to the maximum amount specified by the Internal Revenue Code (the "Code"). Elective deferrals are immediately vested and non-forfeitable upon contribution by the employee. We match 50% of the first 6% of eligible compensation deferred to the plan, which vests on a three-year graded vesting schedule.
We do not maintain any pension plan or arrangement under which our Named Executive Officers are entitled to participate or to receive post-retirement benefits, nor do we maintain any non-qualified deferred compensation plans or arrangements in which our Named Executive Officers are entitled to participate.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Generally, we do not provide perquisites or other personal benefits to our Named Executive Officers except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes. During 2020, none of our Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Post-Employment Compensation
We have entered into severance benefit agreements with each of our Named Executive Officers, which agreements set forth the terms and conditions of certain post-employment compensation arrangements with such individuals. These agreements provide for certain payments and benefits in the event of the termination of employment of a Named Executive Officer under specified circumstances, including in connection with a change in control of the Company. We believe that our extension of these post-employment and change in control-related payments and benefits is necessary in order to remain competitive with market practice. The material terms of these post-employment compensation arrangements for our Incumbent Named Executive Officers and descriptions of the separation agreements with Messrs. Williams and Krenzer are set forth in the "Severance Benefit Agreements" and “Separation of Named Executive Officers” sections respectively.
Related Compensation Policies
Hedging and Pledging Policy
Our employees, officers (including our Named Executive Officers), and directors are prohibited from engaging in transactions in publicly traded options on Company securities (such as puts, calls, and other derivative securities) on an exchange or in any other organized market or purchasing financial instruments or entering into hedging transactions designed to offset a decrease in the value of the Company’s securities. In addition, our employees, officers (including our Named Executive Officers), and directors are prohibited from pledging any Company securities as collateral for a loan and from holding Company securities as collateral in a margin account. Exceptions to the pledging prohibition may be granted by our General Counsel and Chief Financial Officer (or, in certain cases, the Chairman of our Board of Directors or Chairman of the Audit Committee) in limited circumstances if the requesting person demonstrates the financial capacity to repay the loan without resort to the pledged securities.
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Officer Stock Ownership Guidelines and Stock Holding Requirements
We maintain stock ownership guidelines applicable to our Named Executive Officers. This program is designed to further strengthen alignment between the interests of our Named Executive Officers and our stockholders and provides as follows:

Ownership and Holding Requirements	Measurement Requirements	2020 Compliance
• Common stock with a value of at least 4X base salary (CEO) / 2X base salary (all other NEOs)
• Meet ownership requirement by the later of April 1, 2021, or five years from date of initially becoming subject to the guidelines
• An officer must retain 50% of net shares acquired upon the exercise, vesting, or earn-out of equity awards until the officer meets the ownership requirements

The following shares count towards compliance:
• Shares owned by the officer
• Shares owned jointly by the officer and spouse or held in trust established by the officer for the benefit of the officer and/or family members
• Unvested RSUs
• Earned but unvested PSUs subject only to time-based vesting conditions following our Compensation Committee’s certification of the attainment of the applicable performance metrics
• All officers were in compliance with the guidelines as of December 31, 2020 • Compliance is measured annually as of December 31st
Effect of Tax Treatment and Accounting on Compensation Decisions
Taxation of Parachute Payments and Deferred Compensation
We do not provide and have no obligation to provide any executive officer, including any Named Executive Officer, with a "gross-up" or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code.
Sections 280G and 4999 provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceed certain limits prescribed by the Code, and that the employer may forfeit a deduction on the amounts subject to this additional tax. Our 2011 Incentive Plan and our 2010 Stock Plan permit a participant to elect, in his or her discretion, to reduce a payment or acceleration of vesting under the applicable plan to the extent necessary to avoid the imposition of an excise tax under Sections 280G and 4999.
Section 409A also may impose significant taxes on a service provider in the event that he or she receives deferred compensation that does not comply with the requirements of Section 409A. We have structured our compensation arrangements with the intention of complying with or otherwise being exempt from the requirements of Section 409A, but we do not guarantee any particular tax result for participants. Further, our 2011 Incentive Plan and our 2010 Stock Plan provide that our Board of Directors may amend the terms of each plan or any award agreement to the extent necessary to comply with or effectuate an exemption from the requirements of Section 409A.
Accounting Treatment
We recognize a charge to earnings for equity awards. Expense is generally recognized on a straight-line basis over the service period during which awards are expected to vest, except for awards with both performance conditions and a graded vesting schedule, for which expense is recognized using the accelerated method. We expect that the Compensation Committee will continue to review and consider the accounting impact of equity awards in addition to considering the impact for dilution when deciding on amounts and terms of equity awards.

Compensation Risk Assessment
We have undertaken a risk review of our employee compensation plans and arrangements in which our employees (including our Named Executive Officers) participate, to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten the value of the Company. In our review, we considered numerous factors and design elements that manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including the following:
•A commission-based incentive program for sales employees that results in payout based on measurable financial or business critical metrics (subject to mitigating measures to address impacts of COVID-19);
•Variable cash compensation programs for employees that are funded based on Company performance;
33 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

•A large percentage of our executive compensation comprised of equity-based awards, including time-based and performance-based awards; and
•Our practice of granting long-term equity awards upon hire to our executives in order to directly tie the executive’s expectation of compensation to his or her contributions to the long-term value of the Company.
•Based on our review, we concluded that any potential risks arising from our employee compensation programs, including our executive compensation program, are not reasonably likely to have a material adverse effect on the Company.
34 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

NAMED EXECUTIVE OFFICER COMPENSATION
2020 Summary Compensation Table
The following Summary Compensation Table for Fiscal Years 2020, 2019, and 2018 contains compensation information for our Named Executive Officers: (i) Mr. Cooper, who has served as Interim Chief Executive Officer since March 2020, (ii) Mr. Williams, who served as Chief Executive Officer during part of 2020; (iii) Ms. Thomas, who served as Interim Chief Financial Officer before assuming the role on a permanent basis in February 2020; (iv) Mr. Drobny, who was our only other executive officer serving as of December 31, 2020; and (v) Mr. Krenzer, who was an additional executive officer during part of 2020. No compensation information is provided for 2018 or 2019 for Mr. Cooper (who became a Named Executive Officer in 2020).

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)
Aaron Cooper Interim Chief Executive Officer	2020	565,574 (1)	600,000	4,023,200	300,000	11,070	5,499,844
Melissa Thomas Chief Financial Officer	2020	547,158	620,000	3,908,013	590,000	10,860	5,676,031
	2019	362,671	150,000	3,117,442 (6)	35,951	8,400	3,674,464
	2018	277,137	—	476,054	50,630	8,250	812,071
Dane Drobny Chief Administrative Officer, General Counsel, & Corporate Secretary	2020	570,109	590,000	3,093,066	590,000	11,070	4,854,245
	2019	525,342	—	4,346,834 (6)	107,902	10,920	4,990,998
	2018	450,000	—	1,730,965	216,000	10,410	2,407,375
Rich Williams Former Chief Executive Officer	2020	373,907	—	6,105,329	—	893,357	7,372,593
	2019	825,342	—	19,291,039 (6)	194,302	26,447	20,337,130
	2018	750,000	—	8,973,562	360,000	10,410	10,093,972
Steve Krenzer Former Chief Operating Officer	2020	283,265	—	1,939,286	—	763,107	2,985,658
	2019	700,342	—	7,560,748 (6)	158,302	—	8,419,392
	2018	625,000	—	1,034,249	300,000	—	1,959,249

(1)The amount disclosed in this column for Mr. Cooper in 2020 includes earnings for his services as President - North America prior to being appointed Interim CEO.
(2)Amounts disclosed in this column for 2020 reflect the Named Executive Officers' quarterly guaranteed cash bonus payments in lieu of participating in the Annual Bonus Plan (ABP). The aggregate guaranteed cash bonus payment for each Named Executive Officer for 2020 was as follows: Mr. Cooper - $600,000, Ms. Thomas - $590,000, and Mr. Drobny - $590,000. For Ms. Thomas, the amounts in this column also include her monthly stipend for serving as the Interim Chief Financial Officer ($75,000 in 2019 and $30,000 in 2020), and a retention bonus that was paid to Ms. Thomas in March 2019 ($75,000)
(3)Amounts disclosed in this column relate to grants of RSUs and PSUs made under our 2011 Incentive Plan. With respect to each RSU and PSU grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718, and do not reflect amounts actually paid to, or realized by, the Named Executive Officers in 2020, 2019, or 2018. The PSUs reported in this column for 2020 could result in payout levels ranging from 0% to 150% of target, and the grant date fair values of such awards are reported in this table assuming achievement of the target level of the performance conditions as follows: Mr. Cooper - $463,200, Ms. Thomas - $376,196, and Mr. Drobny - $250,807. Assuming achievement of the highest level of the performance conditions, the aggregate grant date fair value of such PSUs would be as follows: Mr. Cooper - $694,800, Ms. Thomas - $564,293, and Mr. Drobny - $376,211. No PSUs were granted to Mr. Williams or Mr. Krenzer in 2020. For additional information, see Note 13 to the Company’s audited consolidated financial statements for the year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. For further information on the RSU and PSU grants made in 2020, see the “Grants of Plan-Based Awards in 2020” table below.
(4)Amounts disclosed in this column for 2020 reflect cash amounts paid under our Performance Cash program. Amounts disclosed in this column for 2019 and 2018 reflect cash amounts paid under our Annual Bonus Plan. further information, see the section entitled "Compensation Discussion & Analysis— Performance Cash Award" above.
(5)Amounts disclosed in this column for 2020 include matching contributions under the Groupon, Inc. 401(k) Savings Plan (for 2020, $8,550 for all of our incumbent Named Executive Officers, and $4,620 for Mr. Williams), amounts paid by the Company for parking expenses (for 2020, $2,520 for Mr. Cooper, $2,310 for Ms. Thomas, $2,520 for Mr. Drobny, and $630 for Mr. Williams), cash severance ($850,000 for Mr. Williams and $725,000 for Mr. Krenzer), and COBRA payments ($38,107 for Messrs. Williams and Krenzer).
35 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

(6)2019 stock awards reported in this column include the following amounts from special stock price PSUs: Mr. Williams - $9,090,000; Ms. Thomas - $1,474,725; Mr. Drobny -$2,020,001; and Mr. Krenzer - $4,039,999. No amounts relating to the special stock price PSUs were earned or paid in any year. These awards will only be earned if the average closing price per share of our common stock price (as reported on the Nasdaq Global Select Market) is $120.00 or more for any 30 consecutive trading day period during the four-year performance period that commenced on January 1, 2019, and ends on December 31, 2022. This represents a 52% increase over the grant date stock price of $79.20 per share. No special stock price PSUs vested or were paid to Messrs. Krenzer or Williams prior to, or in connection with their respective departures. Only Ms. Thomas and Mr. Drobny had outstanding special stock price PSU awards as of 12/31/2020.

Grants of Plan-Based Awards In 2020
The following table sets forth information regarding grants of awards made to our Named Executive Officers during 2020. We did not grant any option awards during 2020.

			Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Possible or Future Payouts under Equity Incentive Plan Awards (2)			Number of Securities Underlying Restricted Stock Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Aaron Cooper	Perf Cash	7/30/2020	75,000	300,000	300,000
	RSU	3/25/2020							200,000	3,560,000
	PSU	7/30/2020				15,000	30,000	45,000		463,200
Melissa Thomas	Perf Cash	7/30/2020	147,500	590,000	590,000
	RSU	2/17/2020							36,548	2,068,617
	RSU (4)	4/27/2020							59,000	1,463,200
	PSU	7/30/2020				12,183	24,365	36,548		376,196
Dane Drobny	Perf Cash	7/30/2020	147,500	590,000	590,000
	RSU	2/17/2020							24,365	1,379,059
	RSU (4)	4/27/2020							59,000	1,463,200
	PSU	7/30/2020				8,122	16,244	24,366		250,807
Rich Williams	RSU	2/17/2020							107,868	6,105,329
Steve Krenzer	RSU	2/17/2020							34,263	1,939,286
(1)Reflects the potential value of Performance Cash which may be earned for performance at the threshold, target and maximum levels, respectively. These awards vested to the extent that the Company achieved certain performance measures. See, "Compensation Discussion and Analysis — Short-Term Incentive Compensation" for more information on the terms of the Performance Cash awards.
(2)Reflects the potential number of PSUs which may be earned for performance at the threshold, target and maximum levels, respectively. These awards vested to the extent that the Company achieved certain performance measures and, for Ms. Thomas and Mr. Drobny, remain subject to additional time vesting requirements. See, "Compensation Discussion and Analysis — Equity Awards" for more information on the terms of the PSUs.
(3)Reflects grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information, see Note 13 to the Company’s audited consolidated financial statements for the year ended December 31, 2020, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
(4)These April 2020 grants were made in recognition of the expansion of responsibilities and/or new roles and for retention purposes. See, "Compensation Discussion and Analysis — Equity Awards" for more information.
36 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Outstanding Equity Awards At 2020 Year-End
The following table lists all outstanding equity awards held by our Named Executive Officers as of December 31, 2020. There were no outstanding stock options held by our Named Executive Officers as of December 31, 2020. See "Potential Payments on Termination or Change in Control" for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Aaron Cooper	3/25/2020(2)	200,000	7,600,000
	4/25/2018(3)	6,866	260,908
	2/12/2019(4)	12,768	485,184
	4/25/2018(5)	1,725	65,550
	2/12/2019(6)	8,163	310,194
	7/30/2020(7)	42,960	1,632,480
Melissa Thomas	2/17/2020(8)	26,315	999,970
	4/27/2020(9)	59,000	2,242,000
	9/9/2019(10)	14,592	554,496
	4/25/2018(11)	168	6,384
	2/12/2019(12)	2,847	108,186
	2/12/2019(13)	1,820	69,160
	2/12/2019(14)			24,335	924,730
	7/30/2020(15)	34,890	1,325,820
	4/25/2018(16)	63	2,394
Dane Drobny	2/17/2020(17)	8,772	333,336
	4/27/2020(18)	59,000	2,242,000
	2/13/2018(19)	1,365	51,870
	2/12/2019(20)	11,043	419,634
	2/13/2018(21)	5,434	206,492
	2/12/2019(22)	7,060	268,280
	2/12/2019(23)			33,333	1,266,654
	7/30/2020(24)	23,261	883,918
Rich Williams(25)	---	---	---	---	---
Steve Krenzer(26)	---	---	---	---	---
(1)Reflects the market value of outstanding RSUs and PSUs, based on the price per share of common stock of $38.00, the closing market price on December 31, 2020. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers.
(2)RSUs vest according to the following schedule: 90,000 vested on April 1, 2021, 90,000 will vest on April 1, 2022, and 20,000 will vest on December 31, 2022, in each case subject to Mr. Cooper's continued employment with the Company through the applicable vesting date.
(3)RSUs vest according to the following schedule: 4,577 vested on March 5, 2021 and 2,289 will vest on March 5, 2022, subject to Mr. Cooper's continued employment with the Company through the applicable vesting date.
(4)RSUs vest according to the following schedule: 4,256 will vest on June 5, 2021, 4,256 will vest on June 5, 2022, and 4,256 will vest on June 5, 2023, in each case subject to Mr. Cooper's continued employment with the Company through the applicable vesting date.
(5)PSUs vest according to the following schedule: 1,150 vested on January 2, 2021 and 575 will vest on January 2, 2022, subject to Mr. Cooper's employment as of the applicable vesting date.
(6)PSUs earned will vest according to the following schedule: 2,721 vested on January 2, 2021, 2,721 will vest on January 2, 2022, and 2,721 will vest on January 2, 2023, in each case subject to Mr. Cooper's continued employment with the Company through the applicable vesting date.
(7)Earned PSUs vested on January 2, 2021.
(8)RSUs vest according to the following schedule: 16,446 will vest on May 20, 2021 and 9,869 will vest on May 20, 2022, in each case subject to Ms. Thomas' continued employment with the Company through the applicable vesting date.
(9)RSUs vest according to the following schedule: 14,750 vested on January 2, 2021, 14,750 will vest on July 2, 2021, 14,750 will vest on January 2, 2022, and 14,750 will vest on July 2, 2022, in each case subject to Ms. Thomas' continued employment with the Company through the applicable vesting date.
(10)RSUs vest according to the following schedule: 4,863 will vest on August 23, 2021, 4,863 will vest on August 23, 2022, and 4,866 will vest on August 23, 2023, in each case subject to Ms. Thomas' continued employment with the Company through the applicable vesting date.
(11)RSUs vested on March 5, 2021.
37 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

(12)RSUs vest according to the following schedule: 949 will vest on June 5, 2021, 949 will vest on June 5, 2022, and 949 will vest on June 5, 2023, in each case subject to Ms. Thomas' continued employment with the Company through the applicable vesting date.
(13)PSUs vest according to the following schedule: 606 vested on January 2, 2021, 606 will vest on January 2, 2022, and 608 will vest on January 2, 2023, in each case subject to Ms. Thomas' continued employment with the Company through the applicable vesting date.
(14)PSUs vest upon the Company's achievement of an average closing price per share of $120.00 or more for any period of 30 consecutive trading days prior to December 31, 2022, subject to Ms. Thomas' continued employment with the Company through such vesting date. Note that, even though a value is reported in this table based on the December 31, 2020 stock price, no amount would have been payable in respect of the award on such date, as the applicable stock price goal had not been achieved.
(15)PSUs vest according to the following schedule: 12,909 vested on January 2, 2021, 12,909 will vest on January 2, 2022, and 9,072 will vest on January 2, 2023, in each case subject to Ms. Thomas’ continued employment with the Company through the applicable vesting date.
(16)PSUs vested on January 2, 2021.
(17)RSUs vest according to the following schedule: 2,923 will vest on May 20, 2021, 2,923 will vest on May 20, 2022, and 2,926 will vest on May 20, 2023, in each case subject to Mr. Drobny's employment with the Company as of the applicable vesting date.
(18)RSUs vest according to the following schedule: 14,750 vested on January 2, 2021, 14,750 will vest on July 2, 2021, 14,750 will vest on January 2, 2022, and 14,750 will vest on July 2, 2022, in each case subject to Mr. Drobny's employment with the Company as of the applicable vesting date.
(19)PSUs earned will vest according to the following schedule: 910 vested on January 2, 2021 and 455 will vest on January 2, 2022, subject to Mr. Drobny's continued employment with the Company through the applicable vesting date.
(20)RSUs vest according to the following schedule: 3,681 will vest on June 5, 2021, 3,681 will vest on June 5, 2022, and 3,681 will vest on June 5, 2023, in each case subject to Mr. Drobny's continued employment with the Company through the applicable vesting date.
(21)RSUs vest according to the following schedule: 3,622 vested on March 15, 2021 and 1,812 will vest on March 15, 2022, subject to Mr. Drobny's continued employment with the Company through the applicable vesting date.
(22)PSUs vest according to the following schedule: 2,353 vested on January 2, 2021, 2,353 will vest on January 2, 2022, and 2,354 will vest on January 2, 2023, in each case subject to Mr. Drobny's continued employment with the Company through the applicable vesting date.
(23)PSUs vest upon the Company’s achievement of an average closing price per share of $120.00 or more for any period of 30 consecutive trading days prior to December 31, 2022, subject to Mr. Drobny's continued employment with the Company through such vesting date. Note that, even though a value is reported in this table based on the December 31, 2020 stock price, no amount would have been payable in respect of the award on such date, as the applicable stock price goal had not been achieved.
(24)PSUs vest according to the following schedule: 7,752 vested on January 2, 2021, 7,754 will vest on January 2, 2022, and 7,755 will vest on January 2, 2023, in each case subject to Mr. Drobny's continued employment with the Company through the applicable vesting date.
(25)A portion of Mr. William's outstanding, unvested equity was accelerated, as describe herein, and the remainder was forfeited upon his termination from the Company, effective June 9, 2020.
(26)A portion of Mr. Krenzer's outstanding, unvested equity was accelerated, as described herein, and the remainder was forfeited upon his termination from the Company, effective May 22, 2020.

Option Exercises and Stock Vested in 2020
The following table sets forth the number of shares of common stock acquired during 2020 by our Named Executive Officers upon the vesting of RSUs and PSUs and the value realized upon such vesting. No stock options were exercised in 2020.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Aaron Cooper	9,188	242,706
Melissa Thomas	18,004	624,758
Dane Drobny	23,354	803,588
Rich Williams	93,894	2,080,352
Steve Krenzer	31,967	973,549
(1)Reflects the aggregate number of shares of common stock underlying the RSUs that vested in 2020 and the aggregate number of shares of common stock underlying the 2018 PSUs that vested in 2020 following the Compensation Committee's prior certification of the 2018 performance metrics. Of the amount shown for Mr. Cooper, 4,098 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Ms. Thomas, 7,977 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Drobny, 10,368 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Williams, 41,706 shares of common stock were withheld to pay taxes due in connection with the vesting. Of the amount shown for Mr. Krenzer, 15,919 shares of common stock were withheld to pay taxes due in connection with the vesting.
(2)Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on the NASDAQ of a share of common stock on the date of vesting, or if such day is a holiday, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting. Of the amount shown for Mr. Cooper, $133,792 represents net proceeds. Of the amount shown for Ms. Thomas, $347,794 represents net proceeds. Of the amount shown for Mr. Drobny, $446,469 represents net proceeds.
38 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Of the amount shown for Mr. Williams, $1,153,566 represents net proceeds. Of the amount shown for Mr. Krenzer, $486,690 represents net proceeds.

Severance Benefit Agreements
Each of our Named Executive Officers was party to a severance benefit agreement with the Company (a "Severance Agreement" or the "Severance Agreements") during 2020.
Under the terms of the Severance Agreements, as amended, upon a termination of a Named Executive Officer's employment by the Company without cause, or upon a termination of employment for good reason (a “Qualifying Termination”) that is not a CIC Termination (as defined below), such individual would be eligible to receive (a) a lump sum payment in an amount equal to 12 months of such individual’s annual base salary, (b) to the extent such individual is enrolled in COBRA continuation coverage under the Company’s group health plan on the date such payment is made, an additional lump sum payment equal to 12 times the monthly COBRA premium for such coverage, (c) accelerated vesting of such individual’s time-based equity awards scheduled to vest over the 12 month period beginning on the date of termination of employment, (d) vesting of the first tranche of such individual’s performance-based equity awards (other than the special stock price PSUs) for the annual performance period in which the date of termination of employment occurs based on actual performance for the full performance period, and (e) accelerated vesting of such individual’s performance cash awards scheduled to vest over the 12 month period beginning on the date of termination of employment.
Upon a Qualifying Termination occurring within six months prior to, or 24 months following, a change in control (a "CIC Termination"), each Named Executive Officer would be eligible to receive (a) a lump sum payment in an amount equal to 12 months of such individual’s annual base salary, (b) to the extent such individual is enrolled in COBRA continuation coverage under the Company's group health plan on the date such payment is made, an additional lump sum payment equal to 12 times the monthly COBRA premium for such coverage, (c) a lump sum payment in an amount equal to the pro-rated portion of target annual cash incentive award, based on the number of days served during the year of termination, (d) full vesting of 100% of their then-outstanding equity awards (other than the special stock price PSUs), with any performance-based equity awards deemed earned at target, and (e) full vesting of 100% of their then-outstanding performance cash awards. In addition, Mr. Cooper would also be eligible to receive any unpaid portions of his guaranteed cash bonus in lieu of ABP. Each Named Executive Officer is also subject to non-competition and non-solicitation restrictive covenants for a period of 18 months following the termination of their employment for any reason. To receive any payments or benefits under the Severance Agreements, each Named Executive Officer is required to sign and allow to become effective, within 60 days following his or her termination of employment, a release of claims in substantially the form attached to the Severance Agreements. The terms "cause," "good reason" and "change in control" are defined in the applicable Severance Agreements.

Separation of Named Executive Officers
In connection with their terminations of employment, we entered into separation agreements with each of Mr. Williams and Mr. Krenzer on terms that were generally consistent with those provided for in their severance benefit agreements.
Pursuant to his separation agreement, Mr. Williams received the following payments and benefits:
•A gross lump sum payment in the amount of $850,000 (less all applicable deductions and taxes), representing 12 months of base salary;
•Payment of COBRA insurance premiums (or a lump sum payment in lieu thereof) in an amount up to $38,107; and
•Accelerated vesting of the following equity awards:
▪59,311 RSUs (with an aggregate value of $1,897,952 as of the separation date); and
▪12,638 PSUs (with an aggregate value of $404,416 as of the separation date).
Pursuant to his separation agreement, Mr. Krenzer received the following payments and benefits:
•A gross lump sum payment in the amount of $725,000 (less all applicable deductions and taxes), representing 12 months of base salary;
•Payment of COBRA insurance premiums (or a lump sum payment in lieu thereof) in an amount up to $38,107; and
•Accelerated vesting of the following equity awards:
•21,201 RSUs (with an aggregate value of $530,025 as of the separation date); and;
•3,309 PSUs (with an aggregate value of $82,725 as of the separation date).
39 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Potential Payments Upon Termination or Change in Control
The table below shows the payments and benefits potentially payable to each of our Named Executive Officers upon a change in control, CIC Termination or Qualifying Termination (other than a CIC Termination) based on an assumed termination date of December 31, 2020 (other than Mr. Williams and Mr. Krenzer, for whom the actual amounts received in connection with their separation from the Company are set forth above under "Separation of Named Executive Officers"). The employment of the Named Executive Officers listed below did not actually terminate on December 31, 2020. The actual amounts to be paid to such Named Executive Officers in connection with their termination of employment can only be determined at the time of such termination and will depend on the circumstances of his or her termination. In addition to the amounts shown in the table below, each Named Executive Officer is entitled to receive amounts earned during the term of employment regardless of the manner of termination, including accrued but unpaid base salary and other employee benefits to which such Named Executive Officer was entitled on the date of termination.

Executive	Payment Elements	Change in Control (no Termination) ($)	CIC Termination ($) (1)	Qualifying Termination (other than a CIC Termination)($) (2)
Aaron Cooper	Salary (3)	—	600,000	600,000
	Guaranteed Cash (4)	—	150,000	—
	Annual Performance Bonus (5)	—	—	—
	Performance Cash Awards (6)	—	300,000 (7)	300,000 (8)
	Equity Awards (9)	—	9,861,836 (10)	5,535,232 (11)
	Health Coverage (12)	—	26,619	26,619
	Total	—	10,938,455	6,461,851
Melissa Thomas	Salary (3)	—	590,000	590,000
	Annual Performance Bonus (5)	—	—	—
	Performance Cash Awards (6)	—	590,000 (7)	590,000 (8)
	Equity Awards (9)	—	5,833,190 (10)	2,489,152 (11)
	Health Coverage (12)	—	—	—
	Total	—	7,013,190	3,669,152
Dane Drobny	Salary (3)	—	590,000	590,000
	Annual Performance Bonus (5)	—	—	—
	Performance Cash Awards (6)	—	590,000 (7)	590,000 (8)
	Equity Awards (9)	—	5,405,538 (10)	1,928,158 (11)
	Health Coverage (12)	—	26,842	26,842
	Total	—	6,612,380	3,135,000
(1)For each of our Named Executive Officers listed in this table, amounts in this column include cash and equity acceleration benefits as a result of a CIC Termination under the Severance Agreements.
(2)For each of our Named Executive Officers listed in this table, amounts in this column include cash and equity acceleration benefits as a result of a Qualifying Termination that is not a CIC Termination under the Severance Agreements.
(3)Represents a lump sum payment in an amount equal to 12 months of such individual’s annual base salary.
(4)Represents the fourth and final quarterly guaranteed cash payment awarded in lieu of 2020 ABP.
(5)Our Named Executive Officers were not eligible for 2020 ABP. The annual performance bonus was replaced with a guaranteed cash bonus delivered in four quarterly installments, for which only Mr. Cooper has a related severance benefit provision (see footnote 4)
(6)Represents performance cash acceleration as provided for in the Severance Agreements.
(7)Represents 100% accelerated vesting of such individual’s performance cash incentive awards outstanding as of December 31, 2020 deemed achieved at target as provided by the change in control termination benefits in the Severance Agreements.
(8)Represents accelerated vesting of such individual’s performance cash incentive awards scheduled to vest over the 12 month period following December 31, 2020 based on actual performance for the full performance period. In the case of the 2020 performance cash incentive award, the actual achieved performance was the same as target.
(9)Represents equity acceleration as provided for in the Severance Agreements. As noted above, the special stock price PSUs are not covered by the Severance Agreements. The grant agreements for the special stock price PSUs govern their treatment on a change in control and upon terminations of employment, and no amounts would be payable as of December 31, 2020 under those agreements in respect of the special stock price PSUs based on our stock price as of such date.
(10)Represents the dollar value of 100% accelerated vesting of such individual’s service-based equity awards outstanding as of December 31, 2020, plus 100% accelerated vesting of such individual's 2020 performance based equity awards deemed achieved at target as provided by the change in control termination benefits in the Severance Agreements.
(11)Represents the dollar value of accelerated vesting of such individual’s service-based equity awards scheduled to vest over the 12 month period following December 31, 2020, plus vesting of the first tranche of such individual’s 2020 performance-based equity awards based on actual performance for the full performance period.
40 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

(12)Represents a lump sum payment equal to twelve months of Company-paid health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, including both the employer and employee portions of the cost, based on such individual’s rates and elections as of December 31, 2020.

CEO Pay Ratio
For the 2020 fiscal year, the ratio of the annual total compensation of Mr. Cooper, our Interim Chief Executive Officer ("CEO Compensation"), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Cooper ("Median Annual Compensation") was 114 to 1. This ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below. In this summary, we refer to the employee who received the Median Annual Compensation as the "Median Employee."
For purposes of this summary, CEO Compensation was $5,534,270 and represents the total compensation reported for Mr. Cooper under "2020 Summary Compensation Table" above for the 2020 fiscal year, with the following adjustment: using Mr. Cooper's salary in connection with his appointment to Interim CEO annualized for the full year.
For purposes of this summary, Median Annual Compensation was $48,544, and was calculated by totaling for our Median Employee all applicable elements of compensation for the 2020 fiscal year in accordance with Item 402(c)(2)(x) of Regulation S-K.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. To identify the Median Employee as well as determine the median employee’s annual total compensation, the methodology and the material assumptions, adjustments, and estimates that were used are as follows:
•To identify the Median Employee, we first determined our employee population as of December 31, 2020 (the "Determination Date"). We had 4,154 employees, representing all full-time, part-time, seasonal and temporary employees of us and our consolidated subsidiaries (other than our CEO) as of the Determination Date. This number does not include Mr. Cooper, and, consistent with the applicable SEC rules, also excludes (i) any independent contractors or "leased" workers, (ii) employees on unpaid furlough or unpaid leave of absence as of 12/31/2020, and (iii) four employees from Japan due to an office closure.
•We then measured compensation for the period beginning on January 1, 2020 and ending on December 31, 2020 for these 4,154 employees (after the exclusions noted above). This compensation measurement was calculated by totaling for each employee, cash compensation paid in 2020, including regular pay (wages and salary), all variants of overtime, variants of bonus payments, and commissions; and excluding sign on bonuses.
•A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year due to commencing employment after the beginning of the fiscal year or being placed on unpaid furlough for a portion of the year as a result of the pandemic. In determining the Median Employee, we annualized the total compensation for such individuals.

41 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Equity Compensation Plan Information
The following table gives information about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2020, including our 2008 Stock Option Plan, 2010 Stock Plan, 2011 Incentive Plan, and Employee Stock Purchase Plan. No warrants are outstanding under any of the foregoing plans. We refer to these plans and grants collectively as our Equity Compensation Plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted average exercise price of outstanding options, warrants and right (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	3,985,130	—	3,599,796
Equity compensation plans not approved by security holders	—	—	—
Total	3,985,130	—	3,599,796
(1)This amount includes 0 shares that may be issued in connection with outstanding stock options, 3,964,644 shares that may be issued in connection with stock awards, and 20,486 shares that may be issued in connection with deferred stock units held by non-employee directors under the Director Compensation Plan.
(2)Indicates a weighted-average price for 0 outstanding options under our 2008 Plan, our 2010 Plan and our 2011 Incentive Plan.
(3)As of December 31, 2020, 3,135,422 shares remained available for issuance under the 2011 Incentive Plan and 464,374 shares available for future issuance under the Employee Stock Purchase Plan. Permissible awards under the 2011 Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, including awards where vesting, granting, or settlement of which is contingent upon the achievement of specific performance goals, called "performance awards" and cash incentive awards.
42 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal year 2020, Peter Barris, Robert Bass, and Helen Vaid served as members of the Compensation Committee. All members of the Committee were independent directors, and no member was an employee or former employee of Groupon. During fiscal year 2020, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation Committee.
43 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

COMPENSATION
COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be "filed" with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

Compensation Committee Peter Barris (Chair) Robert Bass Helen Vaid

44 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

AUDIT
COMMITTEE REPORT
The Audit Committee serves as the representative of the Board with respect to its oversight of:
•accounting and financial reporting processes and the audit of the Company's consolidated financial statements;
•the integrity of the Company’s consolidated financial statements;
•internal controls;
•legal compliance and ethics policies relating to accounting, internal controls and auditing matters;
•systems and policies to monitor and manage business risk;
•the independent registered public accounting firm’s appointment, qualifications, independence and compensation; and
•the performance of the Company’s internal audit function.
The Audit Committee selects the Company's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), and approves the lead audit engagement partner, reviews the performance of the Company’s independent registered public accounting firm in the annual audit of the Company’s consolidated financial statements, including the selection and performance of the lead audit engagement partner, and reviews and approves the independent registered public accounting firm’s fees. In selecting and evaluating an independent registered public accounting firm, the Audit Committee considers such factors as the quality and efficiency of the services provided by the auditor, the auditor's capabilities and the auditor's technical expertise and knowledge of the Company's operations and industry. Each year, the Audit Committee evaluates the qualifications, performance, tenure and independence of the Company's independent auditor and determines, after also considering the impact of a change in auditor, whether to re-engage the current independent auditor. Deloitte has served as the Company’s independent registered public accounting firm since May 2017.
The Audit Committee is composed of three non-employee directors. The Board has determined that each member of the Audit Committee is independent under applicable NASDAQ and SEC rules and that Robert Bass and Michael Angelakis each qualifies as an "audit committee financial expert" under SEC rules.
The Audit Committee provides the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board. The Audit Committee reviews the Company's financial disclosures and meets privately, outside the presence of management, with the Company’s independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Company's 2020 Annual Report with management, including a discussion of accounting principles, the reasonableness of significant judgments made in connection with the audited consolidated financial statements, and disclosures in the consolidated financial statements. The Audit Committee reports on these meetings to the Board.
Management has primary responsibility for preparing the Company's consolidated financial statements and for the Company's financial reporting processes. In addition, management is responsible for establishing and maintaining adequate internal control over financial reporting.
The Audit Committee reports as follows:
1.The Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2020 with management.
2.The Audit Committee has discussed with Deloitte, the Company's independent registered public accounting firm for fiscal year 2020, the matters required to be discussed under the Public Company Accounting Oversight Board standards.
3.The Audit Committee has received the written disclosures and the letter from Deloitte pursuant to Rule 3526 of the Public Company Accounting Oversight Board, and has discussed with Deloitte its independence, including whether the provision of non-audit services is compatible with its independence.
The Audit Committee has adopted a policy that requires pre-approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee (or by one or more members of the Audit Committee pursuant to any delegated authority) of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee (or any member or
45 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

members of the Audit Committee with such delegated authority) must approve the specific service before the independent registered public accounting firm is engaged to perform such service for the Company.
Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Groupon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.
The foregoing report was submitted by the Audit Committee of the Board and shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

Audit Committee Robert Bass (Chair) Michael Angelakis Valerie Mosley

46 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fees of Independent Registered Public Accounting Firm
The following table presents fees billed for professional audit services rendered by Deloitte for the audit of Groupon’s annual consolidated financial statements for the years ended December 31, 2020 and 2019, and fees billed for other services rendered by Deloitte during this period.

	Year Ended December 31, 2020 ($)	Year Ended December 31, 2019 ($)
Audit Fees(1)	3,983,250	4,130,355
Audit-Related Fees(2)	40,800	18,875
Tax Fees(3)	33,100	25,000
Other Fees	—	—
Total	4,057,150	4,174,230
(1)Audit Fees. Audit fees for the 2020 and 2019 fiscal years include the aggregate fees incurred for the audit of the Company’s annual consolidated financial statements, and audit, review and attest services rendered in connection with other regulatory or statutory filings.
(2)Audit-Related Fees. Audit-related fees for the 2020 and 2019 fiscal years include services in connection with registration statements or other SEC filings and participation in sponsored educational, informational or other activities.
(3)Tax Fees. Tax fees for the 2020 and 2019 fiscal years consist of tax compliance and advisory work related to the Company’s research and development credit, tax incentives, international tax planning and intellectual property.
The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte.

47 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee has established a policy for pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent registered public accounting firm is engaged for the ensuing fiscal year.
The Audit Committee pre-approved all audit-related fees, tax fees and all other fees in 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Audit Committee is responsible for approving related party transactions, as defined in applicable rules promulgated by the SEC. Our Audit Committee operates under a written related party transaction policy pursuant to which all related party transactions are reviewed for potential conflicts of interest. In addition, our Code of Conduct requires that our directors and executive officers avoid situations where there will be an actual or perceived conflict of interest, and our Nominating Committee reviews potential conflicts of interest of directors. In 2016, in the ordinary course of our business, we entered into the related party transaction described below. Pursuant to our related party transaction policy, this transaction was approved by our Audit Committee.
On December 28, 2016, we entered into a sublease for portions of our office space in Chicago, Illinois to Uptake, Inc. ("Uptake"), a Lightbank LLC ("Lightbank") portfolio company. Lightbank is a private investment firm specializing in information technology companies. Eric Lefkofsky, our co-founder and member of the Board, is a co-founder and managing partner of Lightbank. The sublease was negotiated on an arm’s-length basis and is a market rate transaction on terms that the Company believes are no less favorable than would have been reached with an unrelated third party. The sublease extends through January 31, 2026 and the sublease rentals over the entire term total approximately $18.2 million. For the year ended December 31, 2020, the Company recognized $2.1 million in income from the sublease.

48 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 21, 2021 for: each person who we know beneficially owns 5% or more of our outstanding capital stock; each of our directors and director nominees; each of our Named Executive Officers; and all of our directors and executive officers as a group.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 29,081,347 shares of common stock outstanding as of April 21, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding (i) RSUs held by that person that will vest within 60 days of April 21, 2021, and (ii) shares of common stock underlying the Company's 3.25% Senior Convertible Notes due 2022 (the "Notes"), which are convertible at any time into shares of common stock, cash, or a combination thereof, at the Company’s option. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an "*". Total percentages in the table below may not add due to rounding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Approximate Percentage of Common Stock
Named Executive Officers and Directors
Aaron Cooper(1)	97,297	*
Melissa Thomas(2)	48,086	*
Dane Drobny(3)	74,796	*
Rich Williams(4)	200,867	*
Steve Krenzer(5)	28,343	*
Michael J. Angelakis(6)	15,497	*
Peter Barris(7)	17,637	*
Robert Bass(8)	26,884	*
Eric Lefkofsky(9)	4,036,543	13.9%
Theodore Leonsis(10)	143,650	*
Valerie Mosley(11)	6,490	*
Helen Vaid(11)	6,490	*
Deborah Wahl(12)	12,155	*
All executive officers and directors as a group (13 persons)(13)	4,714,735	16.2%
5% Stockholders or Greater Stockholders (other than directors and executive officers)
The Vanguard Group(14)	2,266,999	7.8%
A-G Holdings, L.P.(15)	2,314,815	7.4%
Alibaba Group Holding Ltd.(16)	1,648,600	5.7%
BlackRock, Inc.(17)	1,647,595	5.7%
First Trust Portfolios L.P. (18)	1,730,622	6.0%
D.E. Shaw & Co., L.P.(19)	1,144,260	3.9%
(1)Includes 4,256 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 21, 2021.
(2)Includes 17,395 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 21, 2021.
49 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

(3)Includes 6,604 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 21, 2021.
(4)Based on a Form 4 filed with the SEC on March 17, 2020. Mr. Williams served as our Chief Executive Officer until March 25, 2020. Open market purchases or sales, if any, by Mr. Williams of our common stock since the date that he ceased serving as our Chief Executive Officer are not known by us or reported in the table.
(5)Based on a Form 4 filed with the SEC on February 20, 2020. Mr. Krenzer served as our Chief Operating Officer until March 25. 2020. Open market purchases or sales, if any, by Mr. Krenzer of our common stock since the date that he ceased serving as our Chief Operating Officer are not known by us or reported in the table.
(6)Includes 4,859 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 21, 2021. Does not include shares held by entities affiliated with AGH described in footnote 15. Mr. Angelakis is the Chairman and Chief Executive Officer of Atairos Group, Inc. ("Atairos").
(7)Includes 9,866 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon separation from service as a director. Also includes 5,229 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 21, 2021. Does not include 30,561 shares of common stock held by PJ Barris, LLC, in which Mr. Barris is a member but has no pecuniary interest, or 9,372 shares of common stock held by PDB LLC, of which Mr. Barris is the investment advisor but has no pecuniary interest. Mr. Barris disclaims beneficial ownership of such shares of common stock.
(8)Includes 5,415 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 21, 2021.
(9)Includes 2,694,249 shares of our common stock held by Green Media, LLC, an entity owned by Eric Lefkofsky (50%) and his wife, Elizabeth Kramer Lefkofsky (50%). Mr. Lefkofsky shares voting and investment control with respect to the shares held by Green Media, LLC. Also includes 1,250,000 shares held by the Lefkofsky Family 2020 GRAT, of which Ms. Lefkofsky is the sole trustee. Also includes 4,859 shares of common stock issuable upon vesting of RSUs that will vest within 60 days of April 21, 2021. Also includes 6,538 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon separation from service as a director. Pursuant to the terms of a Voting Agreement between the Company, A-G Holdings, L.P. ("AGH") and Mr. Lefkofsky and certain of their respective affiliates, as amended (the “Voting Agreement”), Mr. Lefkofsky and his affiliates must vote their shares in favor of AGH's director nominee.
(10)Includes 5,348 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon separation from service as a director. Also includes 5,137 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 21, 2021.
(11)Includes 4,859 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 21, 2021.
(12)Includes 4,859 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 21, 2021 and will be converted into deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. Also includes 646 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. Deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.
(13)Includes 68,331 shares of common stock issuable upon the vesting of RSUs that will vest within 60 days of April 21, 2021. Also includes 22,398 deferred stock units issued under the Groupon, Inc. Non-Employee Director Compensation Plan. The deferred stock units are immediately vested and represent the right to receive shares of common stock upon termination of service as a director.
(14)Based on a Schedule 13G/A filed with the SEC on February 10, 2021. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(15)Based on a Schedule 13D/A filed with the SEC on February 14, 2018 reporting shares of our common stock beneficially owned by AGH, A-G Holdings GP, LLC ("AGGP"), Atairos, Atairos Partners, L.P. ("AP"), Atairos Partners GP, Inc. (“APGP”), and Mr. Angelakis. Mr. Angelakis is the Chairman and Chief Executive Officer of Atairos and directly or indirectly controls a majority of the voting power of APGP, which is the general partner of AP, which is the sole voting shareholder of Atairos. Atairos is the sole member of AGGP and the sole limited partner of AGH. AGGP is the general partner of AGH. AGH holds $250,000,000 aggregate principal amount of the Notes, which are convertible into cash, shares of common stock or a combination thereof at any time prior to the close of business on the scheduled trading day immediately preceding April 1, 2022, at an initial conversion rate of 9.25926 shares per $1,000 principal amount of the Notes (which represents 2,314,815 shares of common stock issuable upon conversion of the Notes if the Company elected to settle its conversion obligation solely through shares of common stock at the initial conversion rate described above). Does not include shares held by Mr. Lefkofsky and his affiliates (see footnote 9), which AGH may be deemed to beneficially own as a result of the Voting Agreement. The address of the Atairos entities is 620 Fifth Avenue, New York, NY 10020.
(16)Based on a Schedule 13G filed with the SEC on February 14, 2017 reporting shares or our common stock owned by Des Voeux Investment Company Limited (“Des Voeux”), a wholly owned subsidiary of Alibaba Group Treasury Limited (“Alibaba Treasury”), which is a wholly owned subsidiary of Alibaba Group Holding Limited (“Alibaba Holding”). Alibaba Treasury and Alibaba Holding may be deemed to beneficially own the securities directly held by Des Voeux. The address of Alibaba Group Holdings Ltd. is c/o Alibaba Group Services Limited, 26/F, Tower One, Times Square, 1 Matheson St., Causeway Bay, K3, Hong Kong.
(17)Based on a Schedule 13G/A filed with the SEC on January 29, 2021. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(18)Based on a Schedule 13G/A filed on July 10, 2020 reporting shares of common stock beneficially owned by First Trust Portfolios L.P., First Trust Advisors L.P. and The Charger Corporation. The shares are held by unit investment trusts sponsored by First Trust Portfolios L.P. First Trust Advisors L.P., an affiliate of First Trust Portfolios L.P., acts as portfolio supervisor of the unit investment trusts sponsored by First Trust Portfolios L.P. None of First Trust Portfolios L.P., First Trust Advisors L.P. or The Charger Corporation has the sole voting or dispositive power over the shares of common stock held by such unit investment trusts. First Trust Advisors L.P. and The Charger Corporation have shared voting and dispositive power over the shares of common stock. The address of the reporting persons is 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187.
(19)Based on a Schedule 13G/A filed on February 16, 2021 reporting shares of common stock beneficially owned by D. E. Shaw & Co., L.P. and David E. Shaw. The shares of common stock are held in the following manner: (i) 452,032 shares in the name of D. E. Shaw Valence Portfolios, L.L.C., (ii) 15,000 shares that D. E. Shaw Valence Portfolios, L.L.C. has the right to acquire through the exercise of call options, (iii) 459,716 shares in the name of D. E. Shaw Oculus Portfolios, L.L.C., and (iv) 217,512 shares under the management of D. E. Shaw Investment Management, L.L.C.. Neither of D. E. Shaw & Co., L.P. or David E. Shaw has the sole voting or dispositive power over the shares of common stock. D. E. Shaw & Co., L.P. and David E. Shaw have shared voting and dispositive power over the shares of common stock. The address of the reporting persons is 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.
50 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based on the Company’s review of these reports filed electronically with the SEC and written representations received from Reporting Persons, we believe that all of our directors and officers complied with the reporting requirements of Section 16(a) of the Exchange Act during 2020, except with respect to one Form 4 for Ms. Thomas due in February 2020 and one Form 4 for Mr. Drobny due in February 2020 (each reporting one transaction), due to inadvertent administrative errors by the Company.
51 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

IMPORTANT MEETING INFORMATION
Annual Meeting of Stockholders
TO BE HELD
June 15, 2021 | 10:00am Central Time
Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601
Due to concerns relating to the public health impact of the COVID-19 outbreak, we are monitoring developments and the related recommendations and protocols issued by public health authorities and federal, state, and local governments. If we determine that it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. We will announce any such change and details on how to participate by press release, which will be available on our website at investor.groupon.com and filed with the SEC as additional proxy materials. For any person who attends the Annual Meeting, we will require social distancing and mask wearing, and we may require additional CDC recommended practices or Company policies designed to eliminate the risk of spread of COVID-19.
Record Date
April 21, 2021
Voting
Stockholders as of the close of business on the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Admission
If you are a record holder, you must provide identification, and if you hold your shares through a broker, bank or other nominee, you must also provide proof of ownership.
MEETING AGENDA
1.Elect eight directors.
Our Board unanimously recommends a vote "FOR" the election of all eight director nominees.
2.Ratify Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021.
Our Board unanimously recommends a vote "FOR" the ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2021.
3.Conduct an advisory vote to approve our Named Executive Officer compensation.
Our Board unanimously recommends a vote "FOR" the advisory approval of our Named Executive Officer compensation.
4.Transact other business that may properly come before the meeting.
52 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Our Director Nominees
The following table provides summary information about each director nominee. Each director is elected annually by a plurality of votes cast.

Name	Age	Director Since	Position	Independent	Other Public Boards(1)
Theodore Leonsis	65	2009	Director	Yes	1
Michael Angelakis	57	2016	Director	Yes	3
Peter Barris	69	2008	Director	Yes	1
Robert Bass	71	2012	Director	Yes	1(2)
Eric Lefkofsky	51	2006	Chairman	Yes	0
Valerie Mosley	61	2020	Director	Yes	2
Helen Vaid	49	2020	Director	Yes	0
Deborah Wahl	58	2017	Director	Yes	0
(1)Includes directorship in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.
(2)Mr. Bass is a director nominee for Revolution Acceleration Acquisition Corp II (the "SPAC") and will serve as a director upon the completion of the SPAC's initial public offering.
Attendance
Each director nominee is a current director. Each current director who served as a director during 2020 attended at least 75% of the aggregate number of meetings of the Board and each committee on which he or she sits.
See "Board of Directors" and "Proposals to be Voted on at the Meeting – Proposal 1: Election of Directors" for more information.
Executive Compensation Matters
Executive Compensation Advisory Vote
Our Board unanimously recommends that stockholders vote to approve, on an advisory basis, our Named Executive Officer compensation in 2020, as described more fully in this proxy statement:
Response to Unprecedented Challenges. We navigated unprecedented challenges in 2020, including the impact of COVID-19 on our business and changes in our management team. While our overall executive compensation philosophy remains the same, we responded to our unique circumstances in 2020 by making certain changes to our compensation programs while balancing the goals of retention and incentivizing performance.
Pay for Performance. Despite the challenges we faced in 2020 and the increased importance of retaining experienced senior executives to navigate these challenges, a significant portion of the Named Executive Officers' total pay package consisted of performance-based cash awards and performance-based equity awards, and, therefore, we believe much of the value of the pay packages remained correlated with Company performance.
Sound Design. As in prior years, we designed our executive officer compensation programs in 2020 to attract, motivate and retain the key executives who drive our success. We also designed our pay packages to align the interests of our executives with those of our stockholders. We achieve our objectives through executive compensation programs that are designed to:
•Recruit and retain talented and experienced individuals who are able to navigate the unprecedented challenges and develop, implement, and deliver on long-term value creation strategies;
•Ensure that our compensation is reasonable and competitive with the pay packages made available to executives at companies with which we compete for executive talent;
•Provide a substantial portion of compensation in elements that are directly tied to our long-term value and growth;
•Reward both company and individual performance and achievement; and
•Ensure that our compensation structure does not encourage unnecessary and excessive risk-taking.
Information About Our Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed Deloitte as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021. Since May 2017, Deloitte has served as our independent registered public
53 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

accounting firm and also has provided certain tax and other services. We ask that our stockholders ratify the selection of Deloitte as our independent registered public accounting firm for fiscal year 2021. See "Fees of Independent Registered Public Accounting Firm" and "Proposals to be Voted on at the Meeting – Proposal 2: Ratification of Independent Registered Public Accounting Firm" for more information.
54 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: Why am I receiving these materials?
A: The Board is providing these proxy materials to you in connection with the Board’s solicitation of proxies for use at Groupon's Annual Meeting of Stockholders, which will take place on June 15, 2021 (the "Annual Meeting"). Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement. The Notice of Internet Availability of Proxy Materials (the "Notice") is being mailed on or about April 28, 2021 in connection with the solicitation of proxies on behalf of the Board.
Q: What information is contained in these materials?
A: The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our executive officers and our directors, and certain other required information. Groupon's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which includes our audited consolidated financial statements, is also enclosed with this proxy statement.
Q: What proposals will be voted on at the Annual Meeting?
A: There are three proposals to be voted on at the Annual Meeting:
•Elect the eight director nominees listed in this proxy statement to serve on our Board.
•Ratify the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2021.
•Conduct an advisory vote to approve our Named Executive Officer compensation.
As of the date of this proxy statement, we are not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If any other matters properly come before the Annual Meeting, however, the persons named as proxies will be authorized to vote or otherwise act in accordance with their judgment.
Q: How does the Board recommend that I vote?
A: The Board recommends that you vote:
"FOR" the election of each of the eight director nominees named in this proxy statement.
"FOR" the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2021.
"FOR" the advisory approval of our Named Executive Officer compensation.
Q: Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?
A: Pursuant to the rules of the SEC, we have provided access to our proxy materials over the Internet. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners as of the Record Date. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice. In addition, the Notice provides information on how stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Q: How many shares are entitled to vote?
A: Each share of Groupon’s common stock outstanding as of the close of business on April 21, 2021, the Record Date, is entitled to vote at the Annual Meeting. At the close of business on the Record Date, 29,081,347 shares of common stock were outstanding and entitled to vote. Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date. The shares you are entitled to vote include shares that are (i) held of record directly in your name, including shares issued under Groupon’s equity incentive plans and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee.
55 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A: Many stockholders of Groupon hold their shares beneficially through a broker, bank, or other nominee rather than directly in their own name. There are some distinctions between shares held of record and shares owned beneficially, specifically:
Shares held of record
If your shares are registered directly in your name with Groupon’s transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Groupon. As a stockholder of record, you have the right to grant your voting proxy directly to Groupon or to vote in person at the Annual Meeting. Groupon has enclosed a proxy card for you to use. You may also submit voting instructions via the Internet or by telephone as described below under "How can I vote my shares without attending the Annual Meeting?"
Shares owned beneficially
If your shares are held in a stock brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote the shares in your account, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker, bank, or other nominee. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee as to how to vote your shares. Many brokers or banks also offer voting via the Internet or by telephone. Please refer to the voting instruction form provided by your broker, bank, or other nominee for instructions on the voting methods they offer.
Q: May I attend the Annual Meeting?
A: You are invited to attend the Annual Meeting if you are a stockholder of record or a beneficial owner as of April 21, 2021. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank, or other nominee, you will also need to provide proof of ownership by bringing either a copy of the voting instruction form provided by your broker or a copy of a brokerage statement showing your share ownership as of April 21, 2021. Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting. Attendees will be subject to security inspections.
Due to concerns relating to the public health impact of the COVID-19 outbreak, we are monitoring developments and the related recommendations and protocols issued by public health authorities and federal, state, and local governments. If we determine that it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting, which may include a change in venue or holding the meeting solely by means of remote communication. We will announce any such change and details on how to participate by press release, which will be available on our website at investor.groupon.com and filed with the SEC as additional proxy materials. If you are planning to attend the meeting, please check the website prior to the meeting date.
Q: How can I vote my shares in person at the Annual Meeting?
A: Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the Annual Meeting, Groupon recommends that you submit a proxy with respect to the voting of your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name through a brokerage account or by a broker, bank, or other nominee may be voted in person by you only if you obtain a valid proxy from your broker, bank, or other nominee giving you the right to vote the shares.
Q: How can I vote my shares without attending the Annual Meeting?
A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may vote by proxy or submit a voting instruction form without attending the Annual Meeting. If you hold your shares directly as the stockholder of record, you may submit your proxy via the Internet, by telephone, or by completing and mailing your proxy card in the enclosed pre-paid envelope. Telephone and Internet voting facilities for stockholders of record will be available 24 hours per day. You may vote over the telephone or via the Internet until 10:59 p.m. Central Time on June 14, 2021. If you hold your shares beneficially in street name, your broker or bank may offer voting via the Internet or by telephone or you may mail your voting instruction form in the enclosed prepaid envelope. Please refer to the enclosed materials for details.
56 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Q: Can I change my vote or revoke my proxy?
A: If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:
•delivering a timely written notice of revocation to our Corporate Secretary at our corporate headquarters (600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, Attention: Corporate Secretary);
•submitting a new, later dated proxy via the Internet, by telephone, or by mail to our Corporate Secretary at our corporate headquarters; or
•attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not, by itself, revoke a proxy).
If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee.
Q: How are votes counted?
A: In the election of directors, you may vote "FOR" or "WITHHOLD" with respect to each of the nominees. In tabulating the voting results for the election of directors, only votes “FOR” director nominees are counted. "WITHHOLD" votes will not have an effect on the outcome of the election of directors.
For the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2021 and the advisory vote to approve our Named Executive Officer compensation, you may vote "FOR," "AGAINST," or "ABSTAIN" with respect to each of these proposals. If you elect to abstain from voting on any of these proposals, the abstention will have the same effect as an "AGAINST" vote with respect to such proposal.
If you sign and return your proxy card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board. If you are a beneficial holder and do not return a voting instruction form, your broker may only vote on the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for fiscal year 2021, which is the only "routine matter" on our agenda. For additional information regarding treatment of "routine" and "non-routine" matters, please see "What are broker non-votes and what effect do they have on the proposals?" below.
Q: Who will count the votes?
A: A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election.
Q: What is the quorum requirement for the Annual Meeting?
A: The quorum requirement for holding and transacting business at the Annual Meeting is a majority of the aggregate voting power of the capital stock entitled to be voted at the Annual Meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.
Q: What is the voting requirement to approve each of the proposals?
A: Directors will be elected by a plurality of the votes cast in the election of directors. A plurality means that the eight persons receiving the highest number of affirmative "FOR" votes at the Annual Meeting will be elected.
The affirmative vote of a majority of the votes represented by shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve each of the following proposals: (i) the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2021 and (ii) the advisory vote to approve our Named Executive Officer compensation.
Q: What are broker non-votes and what effect do they have on the proposals?
A: Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in "street name" for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares with respect to that particular proposal.
A broker is entitled to vote shares held for a beneficial owner on "routine" matters without instructions from the beneficial owner of those shares. The ratification of the appointment of Deloitte as our independent registered public accounting firm are routine matters. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on "non-routine" matters, such as the election of our directors and the advisory vote to approve our Named Executive Officer compensation.
57 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors and the advisory vote to approve our Named Executive Officer compensation. If you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote in the election of directors, no votes will be cast on your behalf.
Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and, therefore, will have no effect on the outcome of the vote on the election of directors, which requires a plurality of votes cast at the Annual Meeting, or the advisory vote to approve our Named Executive Officer compensation, which requires a majority of votes present and entitled to vote at the Annual Meeting. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on such "non-routine" matters and will not be counted in determining the number of shares necessary for approval.
Q: What does it mean if I receive more than one proxy card or voting instruction form?
A: It means your shares are registered under different names or are held in more than one account. Please provide voting instructions for each proxy card and voting instruction form you receive to ensure that all of your shares are voted.
Q: Where can I find the voting results of the Annual Meeting?
A: We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amended Form 8-K with the SEC to disclose the final voting results.
Q: Who will bear the cost of soliciting votes for the Annual Meeting?
A: The Board is soliciting your proxy to vote your shares of common stock at the Annual Meeting. Groupon will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Groupon will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Groupon may reimburse brokerage firms and other persons representing beneficial owners of shares for their out-of-pocket expenses in forwarding solicitation materials to such beneficial owners. Solicitations may also be made by personal interview, mail, telephone, facsimile, email, or otherwise by directors, officers, and other employees of Groupon, but Groupon will not additionally compensate its directors, officers, or other employees for these services.
Q: How can I get electronic access to the proxy statement and Annual Report?
A: The Notice provides you with instructions regarding how to view our proxy materials for the Annual Meeting on the Internet and request that we send our future proxy materials to you by mail or by email. By accessing the proxy materials on the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.
Q: How do I obtain a separate set of proxy materials if I share an address with other stockholders?
A: To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. This delivery method is referred to as "householding" and can result in cost savings to us. A separate proxy card is included in the proxy materials for each of these stockholders. If you reside at such an address and wish to receive a separate copy of the proxy materials, including our annual report, you may contact Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095 or mail at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department or Groupon’s Investor Relations by telephone at 312-334-1579 or mail at 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, Attention: Investor Relations.
You may also contact Broadridge or Groupon’s Investor Relations at the telephone numbers and addresses above if you would like to receive separate proxy materials in the future or if you are receiving multiple copies of our proxy materials and would like to receive only one copy in the future.
58 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Q: How can I obtain an additional proxy card or voting instruction form?
A: If you lose, misplace, or otherwise need to obtain a proxy card or voting instruction form and:
•you are a stockholder of record, contact Groupon’s Investor Relations by mail at 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654, email at IR@groupon.com or by telephone at 312-334-1579; or
•you are the beneficial owner of shares held indirectly through a broker, bank, or other nominee, contact your account representative at that organization.
Q: Who is the Company's proxy solicitor?
A: The Company has engaged a proxy solicitor, D.F. King & Co., Inc., to encourage voting by our stockholders for a base fee of $15,500, plus reimbursable expenses and customary charges. Proxies may also be solicited by certain of the directors, officers and employees of the Company, without additional compensation. The Company will bear the cost of soliciting proxies. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.
If you have any other questions about the Annual Meeting or how to vote or revoke your proxy, you may contact our proxy solicitor at D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005 or by telephone at 800-829-6551.
59 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

PROPOSALS TO BE VOTED
ON AT THE MEETING
Proposal 1
Election of Directors
Our Board currently has eight members. See "Board of Directors." Set forth below is a list of the eight director nominees for election at the Annual Meeting to hold office for a one-year term until the next annual meeting of stockholders. Directors are elected by a plurality of the votes cast at the Annual Meeting. The nominees were evaluated and recommended by the Nominating Committee in accordance with its charter and our Corporate Governance Guidelines. For additional information about the nominees and their qualifications, please see "Board of Director Biographies."
Each director nominee listed below has consented to being named in this proxy statement and to serve if elected. However, if any nominee becomes unable to serve, proxy holders will have discretion and authority to vote for another nominee proposed by our Board. Alternatively, our Board may reduce the number of directors to be elected at the Annual Meeting.
Our Board unanimously recommends a vote "FOR" the election to the Board of each of the following nominees:

Name	Position	Independent
Theodore Leonsis	Chairman of the Board	Yes
Michael Angelakis	Director	Yes
Peter Barris	Director	Yes
Robert Bass	Director	Yes
Eric Lefkofsky	Director	Yes
Valerie Mosley	Director	Yes
Helen Vaid	Director	Yes
Deborah Wahl	Director	Yes
Proxies solicited by the Board will be voted "FOR" each of the director nominees named above unless stockholders specify a contrary vote.
Proposal 2
Ratification of Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed Deloitte as the independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021. During 2020, Deloitte served as our independent registered public accounting firm and also provided certain tax and other services. For additional information, see "Independent Registered Public Accounting Firm—Fees of Independent Registered Public Accounting Firm." Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Groupon and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Deloitte are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative vote of a majority of the votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.
Our Board unanimously recommends a vote "FOR" the ratification of Deloitte as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.
60 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Proposal 3
Advisory Approval of Our Named Executive Officer Compensation
As required by Section 14A of the Exchange Act, we are asking for your advisory vote to approve the following resolution (the "say-on-pay" resolution):
"RESOLVED, that the stockholders approve, in a nonbinding vote, the compensation of the company’s Named Executive Officers, as disclosed in this proxy statement."
Advisory approval of this proposal requires the affirmative vote of a majority of the votes represented by the shares of our common stock present at the Annual Meeting in person or by proxy and entitled to vote.
We intend to offer our stockholders the opportunity to cast an advisory vote on executive compensation on an annual basis. Because your vote on the compensation of our Named Executive Officers is advisory, it will not be binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding compensation of our Named Executive Officers.
We are asking that stockholders vote to support the foregoing "say-on-pay" resolution, for the following reasons:
Response to Unprecedented Challenges. As discussed above, we navigated unprecedented challenges in 2020, including the impact of COVID-19 on our business and changes in our management team. While our overall executive compensation philosophy remains the same, we responded to our unique circumstances in 2020 by making certain changes to our compensation programs while balancing the goals of retention and incentivizing performance.
Pay for Performance. Despite the challenges we faced in 2020 and the increased importance of retaining experienced senior executives to navigate these challenges, a significant portion of the Named Executive Officers’ total pay packages consisted of performance-based cash awards and performance-based equity awards, and therefore much of the value of the pay packages remained correlated with Groupon’s performance.
Sound Design. As in prior years, we designed our executive officer compensation programs in 2020 to attract, motivate and retain the key executives who drive our success. We also designed our pay packages to align the interests of our executives with those of our stockholders. We achieve our objectives through executive compensation programs that are designed to:
•Recruit and retain talented and experienced individuals who are able to navigate the unprecedented challenges and develop, implement, and deliver on long-term value creation strategies;
•Ensure that our compensation is reasonable and competitive with the pay packages made available to executives at companies with which we compete for executive talent;
•Provide a substantial portion of compensation in elements that are directly tied to our long-term value and growth;
•Reward both company and individual performance and achievement; and
•Ensure that our compensation structure does not encourage unnecessary and excessive risk-taking.
Our Board unanimously recommends a vote "FOR" the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement.

61 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

PROPOSALS OF STOCKHOLDERS FOR 2022 ANNUAL MEETING
Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting pursuant to Rule 14a-8 under the Exchange Act must submit their proposals so that they are received at Groupon’s principal executive offices on December 29, 2021. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.
In order to be properly brought before the 2022 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Corporate Secretary of Groupon at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date on which Groupon first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than December 29, 2021, and no later than January 28, 2022, unless our Annual Meeting date occurs more than 30 days before or 60 days after June 15, 2022. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2022 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting.
To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Groupon will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.
Notices of intention to present proposals at the 2022 annual meeting of stockholders must be addressed to: Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

62 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

OTHER MATTERS
We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy intend to vote the shares they represent in accordance with their own judgments.
Upon written request by any stockholder entitled to vote at the Annual Meeting, we will promptly furnish, without charge, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which we filed with the SEC, including the consolidated financial statements and schedules. If the person requesting the report was not a stockholder of record on April 21, 2021, the request must contain a good faith representation that he or she was a beneficial owner of our common stock at the close of business on that date. Requests should be addressed to Corporate Secretary, Groupon, Inc., 600 West Chicago Avenue, Suite 400, Chicago, Illinois 60654.
DATED: April 28, 2021

63 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

APPENDIX A
Adjusted EBITDA Information and Reconciliation
Non-GAAP Financial Measure
In addition to financial results reported in accordance with U.S. GAAP, we have provided the non-GAAP financial measure, Adjusted EBITDA. This non-GAAP financial measure, which is presented on a continuing operations basis,
Adjusted EBITDA. Adjusted EBITDA is a non-GAAP performance measure that we define as net income (loss) from continuing operations excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, acquisition-related expense (benefit), net and other special charges and credits, including items that are unusual in nature or infrequently occurring. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Adjusted EBITDA is a key measure used by our management and Board of Directors to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. However, Adjusted EBITDA is not intended to be a substitute for income (loss) from continuing operations.
We exclude stock-based compensation expense and depreciation and amortization because they are primarily non-cash in nature and we believe that non-GAAP financial measures excluding those items provide meaningful supplemental information about our operating performance and liquidity. Acquisition-related expense (benefit), net is comprised of the change in the fair value of contingent consideration arrangements and external transaction costs related to business combinations, primarily consisting of legal and advisory fees. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. For the year ended December 31, 2020, special charges and credits included charges related to our restructuring plan, goodwill and long-lived asset impairments, and strategic advisor costs. We exclude special charges and credits from Adjusted EBITDA because we believe that excluding those items provides meaningful supplemental information about our core operating performance and facilitates comparisons with our historical results.
Non-GAAP Reconciliation
The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Income (loss) from continuing operations for the year ended December 31, 2020 (in thousands):

Income (loss) from continuing operations	$(286,562)
Adjustments:
Stock-based compensation	39,010
Depreciation and amortization	87,522
Acquisition-related expense (benefit), net	6
Restructuring and related charge (1)	64,836
Goodwill impairment	109,486
Long-lived asset impairment	22,351
Strategic advisor costs	3,626
Other (income) expense, net	16,968
Provision (benefit) for income taxes	(7,504)
Total adjustments	336,301
Adjusted EBITDA	$49,739
(1)Restructuring and related charges includes $21.6 million of long-lived asset impairments and $1.7 million of additional stock compensation for the year ended December 31, 2020.
Forward-Looking Statements
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations. The words "may," "will," "should," "could," "expect," "anticipate," "believe," "estimate," "intend," "continue" and other similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term
64 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

business operations and objectives, and financial needs. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, but are not limited to, effects of COVID-19 or other pandemics or disease outbreaks on our business; our ability to execute, and achieve the expected benefits of our go-forward strategy; execution of our business and marketing strategies; volatility in our operating results; challenges arising from our international operations, including fluctuations in currency exchange rates, legal and regulatory developments and any potential adverse impact from the United Kingdom's exit from the European Union; global economic uncertainty; retaining and adding high quality merchants; retaining existing customers and adding new customers; competing successfully in our industry; providing a strong mobile experience for our customers; managing refund risks; retaining and attracting members of our executive team and other qualified personnel; customer and merchant fraud; payment-related risks; our reliance on email, internet search engines and mobile application marketplaces to drive traffic to our marketplace; cybersecurity breaches; maintaining and improving our information technology infrastructure; reliance on cloud-based computing platforms; completing and realizing the anticipated benefits from acquisitions, dispositions, joint ventures and strategic investments; lack of control over minority investments; managing inventory and order fulfillment risks; claims related to product and service offerings; protecting our intellectual property; maintaining a strong brand; the impact of future and pending litigation; compliance with domestic and foreign laws and regulations, including the CARD Act, GDPR and regulation of the Internet and e-commerce; classification of our independent contractors or employees; exposure to greater than anticipated tax liabilities; adoption of tax legislation; our ability to raise capital if necessary; risks related to our access to capital and outstanding indebtedness; our common stock, including volatility in our stock price; our ability to realize the anticipated benefits from the hedge and warrant transactions and capped call transactions; and those risks and other factors discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year-ended December 31, 2020, as well as in our condensed consolidated financial statements, related notes, and the other financial information appearing elsewhere in this report and our other filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. We do not intend, and undertake no obligation, to update any of our forward-looking statements after the date of this report to reflect actual results or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
65 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

GROUPON, INC.
600 WEST CHICAGO AVENUE
SUITE 400
CHICAGO, IL 60654

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 14, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 14, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53821-P51560 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GROUPON, INC.

The Board of Directors recommends you vote FOR the election of the director nominees in Proposal 1.

	For All	Withhold All	For All Except
1. To elect eight directors from the nominees named in the proxy statement.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01)	Michael Angelakis	05)	Theodore Leonsis
02)	Peter Barris	06)	Valerie Mosley
03)	Robert Bass	07)	Helen Vaid
04)	Eric Lefkofsky	08)	Deborah Wahl

The Board of Directors recommends you vote FOR Proposals 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

66 | Groupon Proxy Statement and Notice of 2021 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10- K are available at www.proxyvote.com.

D53822-P51560

GROUPON, INC.
Solicited by the Board of Directors for the Annual Meeting of Stockholders on June 15, 2021

The undersigned hereby appoints Aaron Cooper and Dane Drobny, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of Groupon, Inc. (the "Company"), which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at Winston & Strawn LLP, 35 West Wacker Drive, Chicago, IL 60601, at 10:00 a.m., Central Time, on June 15, 2021, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side. If we decide that the meeting will be a virtual one, we will announce the decision in advance by filing Definitive Additional Material with the Securities and Exchange Commission along with notice of the changes to the Annual Meeting.

Important Notice: All meeting attendees may be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver's license or passport, before entering the meeting. If the shares are held in street name with a bank or brokerage account and you plan to attend the annual meeting, please also bring a recent bank or brokerage statement showing that you owned shares of the Company on the record date April 21, 2021. In addition, video and audio recording devices and other electronic devices will not be permitted at the meeting and attendees will be subject to security inspections. Meeting attendees are also required to social distance and wear masks, and must follow any additional CDC recommended practices or Company policies designed to eliminate the risk of spread of COVID-19.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of Groupon, Inc.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

67 | Groupon Proxy Statement and Notice of 2021 Annual Meeting